UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant     ☑

Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(a)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FCB Financial Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☑	No fee required
☐	Fee computed on the table below per Exchange Act rules 14a-6(i)(1) and 0-11.
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April 5, 2016

Dear Stockholder,

We are pleased to invite you to join our 2016 Annual Meeting of Stockholders. We will hold this important meeting at the New York offices of Kramer Levin Naftalis & Frankel LLP at 1177 Avenue of the Americas, New York, New York 10036 on May 16, 2016 beginning at 9:30 a.m. (local time).

Information relevant to the business to be conducted at the Annual Meeting, as well as other information that may be of interest to you, is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We will be using the Internet as our primary means of furnishing proxy materials to our stockholders. Accordingly, it is likely that you will not receive paper copies of our proxy materials. We have instead mailed to our stockholders a notice with instructions for accessing our proxy materials and voting by means of the Internet. The notice also contains instructions regarding the means by which our stockholders may obtain paper copies of our proxy materials if they so choose.

We hope that you will plan to attend the Annual Meeting. Your vote is important and to ensure that your shares will be represented and voted at the meeting, we urge you to vote as soon as possible, even if you plan to attend. We have made arrangements allowing you to vote using the Internet, the telephone, or, if you receive a paper proxy card, postal mail service. If you attend the Annual Meeting, you will have the option of voting your shares in person even if you previously voted your proxy.

On behalf of the Board of Directors, thank you for your continued support and we look forward to seeing you at this year’s Annual Meeting.

Sincerely,

/s/ Kent S. Ellert

Kent S. Ellert

Chief Executive Officer

FCB FINANCIAL HOLDINGS, INC.

2500 Weston Road, Suite 300

Weston, Florida 33331

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of FCB Financial Holdings, Inc., a Delaware corporation, will be held at the offices of Kramer Levin Naftalis & Frankel LLP at 1177 Avenue of the Americas, New York, New York 10036 on May 16, 2016 beginning at 9:30 a.m. (local time) for the following purposes:

1.	To elect Alan S. Bernikow, Thomas E. Constance, William L. Mack and Frederic Salerno as Class II Directors for a three-year term of office expiring at the 2019 Annual Meeting of Stockholders;

2.	To ratify the Audit Committee’s selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2016;

3.	To approve the FCB Financial Holdings, Inc. 2016 Stock Incentive Plan;

4.	To approve, on a nonbinding advisory basis, the frequency of future nonbinding advisory votes on executive officer compensation (commonly referred to as “say-on-pay frequency”); and

5.	To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

You are urged to carefully consider the important information relating to these matters which is contained in the proxy statement accompanying this notice.

Our Board of Directors has fixed March 23, 2016 as the record date for the annual meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement of the meeting. A complete list of those stockholders entitled to vote at the annual meeting will be made available for inspection by any stockholder for any purpose germane to the annual meeting for a period of at least ten days prior to the annual meeting at our principal executive offices and at the annual meeting.

A proxy for use at the annual meeting in the form attached to this notice is being solicited by and on behalf of the Board of Directors of the Company from the holders of our Class A Common Stock. Stockholders with shares registered in their name or with appropriate documents may withdraw their proxies at the meeting in the event they attend the meeting and desire to vote in person, and they may revoke their proxies for any reason at any time prior to the voting thereof.

The approximate date on which the proxy statement, the accompanying proxy and our 2015 Annual Report, including financial statements, will first be made available to stockholders is April 5, 2016.

By order of the Board of Directors,

/s/ Stuart I. Oran
Stuart I. Oran Corporate Secretary

Weston, Florida

April 5, 2016

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

As permitted under the rules and regulations of the U.S. Securities and Exchange Commission, we are using the Internet as our primary means of furnishing proxy materials to our stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. Instead, a Notice of Internet Availability of Proxy Materials will be sent with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting by means of the Internet. The notice will also provide information regarding the procedure by which stockholders may obtain paper copies of our proxy materials if they so choose. Our notice of 2016 annual meeting, proxy statement and 2015 Annual Report to Stockholders are available at www.floridacommunitybank.com under the Investor Relations tab and www.envisionreports.com/FCB.

FREQUENTLY ASKED QUESTIONS ABOUT OUR PROXY MATERIALS AND THE ANNUAL MEETING	1

Q: Why am I receiving these materials?	1

Q: What is contained in these materials?	1

Q: Why did I receive a notice in the mail or by e-mail about the Internet availability of proxy materials instead of a full set of the materials?	1

Q: Why did I receive more than one notice?	1

Q: How do I get electronic access to the proxy materials?	1

Q: What am I voting on?	2

Q: Who can vote?	2

Q: What if my shares are registered in more than one person’s name?	2

Q: How do I vote?	2

Q: What happens if I don’t give specific voting instructions on my proxy card?	2

Q: Can I change my mind after I vote?	3

Q: Can I vote at the annual meeting?	3

Q: How many shares must be present to conduct business at the annual meeting?	3

Q: How many votes are needed to elect directors?	3

Q: How many votes are needed to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm?	3

Q: How many votes are needed to approve the Company’s 2016 Stock Incentive Plan?	3

Q: How many votes are needed to provide a nonbinding advisory recommendation regarding the frequency of future nonbinding advisory votes on executive officer compensation?	3

Q: Who will count the vote?	3

Q: Who will pay the cost of soliciting votes for the annual meeting?	3

Q: I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I get an additional copy of the materials?	4

Q: Is my vote confidential?	4

Q: How can I get a copy of FCB Financial Holdings, Inc.’s Annual Report on Form 10-K?	4

Q: Where can I find the voting results of the annual meeting?	4

MATTERS SUBMITTED TO STOCKHOLDERS	5

PROPOSAL 1—ELECTION OF DIRECTORS	5

Class I Directors (term expiring in 2018)	6

Class III Directors (term expiring in 2017)	7

2500 Weston Road, Suite 300

Weston, Florida 33331

PROXY STATEMENT

FR EQUENTLY ASKED QUESTIONS ABOUT

OUR PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?
A:	You are receiving these materials because you were a stockholder of FCB Financial Holdings, Inc. at the close of business on March 23, 2016, the date for determining those persons entitled to notice of, and to vote at, our 2016 Annual Meeting of Stockholders which is being held at the New York offices of Kramer Levin Naftalis & Frankel LLP on May 16, 2016 beginning at 9:30 a.m. (local time), and any adjournment or postponement of that meeting. Our Board of Directors is furnishing these materials in connection with its solicitation of proxies for use at the annual meeting. In these materials, the Board of Directors is referred to as the “Board” and FCB Financial Holdings, Inc. is referred to as “we,” “us” or the “Company”.

Q:	What is contained in these materials?
A:	Our proxy materials consist of this proxy statement and our 2015 Annual Report to Stockholders, which contains our audited financial statements. If you are receiving a printed version of these materials by mail, a proxy card and related return envelope, will be included in the materials.

Q:	Why did I receive a notice in the mail or by e-mail about the Internet availability of proxy materials instead of a full set of the materials?
A:	Under rules adopted by the U.S. Securities and Exchange Commission, or SEC, we have the ability to furnish our proxy materials over the Internet if we send each stockholder of record and each beneficial owner a written notice that the materials are available by Internet. All stockholders will have the ability to access our proxy materials on the website specified in the notice, free of charge, or to request that a printed set of the materials be sent to them. Instructions on how to access the proxy materials over the Internet or to request printed copies of the proxy materials may be found in the notice. Stockholders may also request to receive proxy materials electronically by e-mail on an on-going basis.

Q:	Why did I receive more than one notice?
A:	If you received more than one notice, then you have multiple accounts with brokers or our Transfer Agent. Please vote all of these shares. We also recommend that you contact your broker or our Transfer Agent, as applicable, to consolidate as many accounts as possible under the same name and address. Our Transfer Agent is Computershare Investor Services, Inc., which can be contacted by telephone at (800) 368-5948.

Q:	How do I get electronic access to the proxy materials?
A:	Our proxy statement and Annual Report to Stockholders are available on our website at www.floridacommunitybank.com under the Investor Relations tab and www.envisionreports.com/FCB. The Notice of Internet Availability of Proxy Materials provides detailed instructions regarding how to view the proxy materials on the Internet, to execute a proxy and to instruct us to send future proxy materials to you electronically by e-mail. Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meeting on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Q:	What am I voting on?
A:	You are being asked to vote on the following:
•	The election of Alan S. Bernikow, Thomas E. Constance, William L. Mack and Frederic Salerno as Class II Directors for a three-year term of office expiring at the 2019 Annual Meeting of Stockholders;
•	The ratification of the Audit Committee’s selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2016;
•	The approval of the FCB Financial Holdings, Inc. 2016 Stock Incentive Plan;
•	The approval, on a nonbinding advisory basis, of the frequency of future nonbinding advisory votes on executive officer compensation (commonly referred to as “say-on-pay frequency”); and
•	Such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

As of the date of this proxy statement, the Board knows of no other matters that will be brought before our annual meeting.

Q:	Who can vote?
A:	All persons that own shares of our Class A Common Stock directly in their name as the stockholder of record or indirectly through a broker, bank or other nominee as of the close of business on March 23, 2016 are entitled to cast one vote for each share owned. On that date, we had 37,065,240 shares of Class A Common Stock outstanding and entitled to vote.

Q:	What if my shares are registered in more than one person’s name?
A:	If you own shares that are registered in the name of more than one person, each person must sign the proxy. If an attorney, executor, administrator, trustee, guardian or any other person signs the proxy in a representative capacity, the full title of the person signing the proxy must be given and a certificate must be furnished showing evidence of appointment.

Q:	How do I vote?
A:	You have four alternative methods to cast your vote. You may vote:
•	Over the Internet;
•	By telephone;
•	By completing, signing and returning the proxy card, if you requested to receive printed copies of our proxy materials; or
•	By attending the annual meeting and voting in person.

The Notice of Internet Availability of Proxy Materials contains instructions regarding access to your proxy card, which contains Internet and telephone voting instructions. If you requested to receive printed copies of our proxy materials, instructions for voting over the Internet, by telephone and by mail are set forth on the proxy card. Please follow the applicable instructions carefully.

Q:	What happens if I don’t give specific voting instructions on my proxy card?
A:	If you are a stockholder of record and submit a signed proxy card or submit your proxy by telephone or over the Internet but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendation of the Board. If currently unanticipated matters are properly presented for a vote at the annual meeting, the proxy holders will vote your shares in accordance with their best judgment.

If you hold your shares in street name with a broker, bank or other nominee and do not provide specific voting instructions, then under the rules of the New York Stock Exchange, the broker, bank or other nominee holding your shares can generally vote the shares on routine matters, but cannot vote the shares on non-routine matters. At the annual meeting, the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm is considered a routine matter, and the other proposals which are scheduled to be voted on, or which may be properly presented at the meeting for a vote, are considered non-routine matters. If the broker, bank or other nominee holding your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee holding your shares will inform the inspector of elections that it does not have authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Shares represented by broker non-votes will be counted in determining the existence of a quorum, but are not deemed entitled to vote and, therefore, will have no effect on the outcome of the voting other than to reduce the number of shares present in person or by proxy and entitled to vote from which the number of votes required for approval is calculated.

Q:	Can I change my mind after I vote?
A:	Yes, you can change your vote at any time before the polls close at the annual meeting. There are four methods by which you can effect a change in your vote:
•	Vote again by telephone or over the Internet prior to 11:59 p.m., Eastern Daylight Savings Time, on May 15, 2016;
•	Give written notice to the Corporate Secretary at the address specified on the first page of this proxy statement;
•	Deliver a later-dated proxy; or
•	Vote in person at the annual meeting.

Q:	Can I vote at the annual meeting?
A:	Yes, if you attend the annual meeting in person. Even if you plan to be present at the annual meeting, we urge you to vote your shares by proxy. If you vote your shares by proxy, you can change your mind and vote your shares at the annual meeting if you attend in person.

Q:	How many shares must be present to conduct business at the annual meeting?
A:	In order to conduct business at the annual meeting, a majority of the outstanding shares of our Class A Common Stock entitled to vote at the meeting must be present in person or by proxy. This is typically referred to as a quorum.

Q:	How many votes are needed to elect directors?
A:	Directors are elected by a plurality of the votes cast in the election of directors, either in person or by proxy. Accordingly, the four nominees who receive the largest number of “FOR” votes cast will be elected as directors. Stockholders cannot cumulate votes in the election of directors. Abstentions and broker non-votes have no effect on the outcome of the election.

Q:	How many votes are needed to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm?
A:	Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the matter. In accordance with Delaware law, only votes cast “FOR” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to the ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast “FOR” the ratification of the appointment of our independent registered public accounting firm, they will have the same effect as negative votes or votes against the matter.

Q:	How many votes are needed to approve the Company’s 2016 Stock Incentive Plan?
A:	Approval of the Company’s Stock Option Plan requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the matter. In accordance with Delaware law, only votes cast “FOR” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to approval of the Company’s Stock Option Plan will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast “FOR” approval of the Company’s Stock Option Plan, they will have the same effect as negative votes or votes against the matter.

Q:	How many votes are needed to approve, on a nonbinding advisory basis, the frequency of future nonbinding advisory votes on executive officer compensation?
A:	Stockholders may vote in favor of conducting an advisory vote regarding the compensation of the Company’s named executive officers every year, every two years or every three years, or they may choose to abstain. A properly executed proxy marked “abstain” with respect to the frequency of future advisory votes on executive compensation will not be voted, although it will be counted for purposes of determining whether there is a quorum. The alternative receiving the largest number of votes will be considered the recommendation of the Company’s stockholders.

Q:	Who will count the vote?
A:	A representative of Computershare Investor Services, Inc. will tabulate the votes and act as the inspector of election.

Q:	Who will pay the cost of soliciting votes for the annual meeting?
A:	We will pay the entire cost of preparing, assembling, printing, mailing and distributing our proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, the Company may reimburse its Transfer Agent, brokerage firms and other persons representing beneficial owners of shares of our Class A Common Stock for their expenses in forwarding solicitation material to such beneficial owners. We have engaged D.F. King & Co., Inc. to assist with the solicitation of votes for approximately $6,500, plus expenses. If you have questions on voting or need assistance, please call them at (212) 269-5550 (banks and brokers) and all others call (866) 751-6312 (toll-free).

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I get an additional copy of the materials?
A:	We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we deliver a single copy of our proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of those stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of the proxy materials will be promptly delivered to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, or to receive a separate copy in the future, you may write or call us at the following address and telephone number:

FCB Financial Holdings, Inc.

Attn: Investor Relations

2500 Weston Road, Suite 300

Weston, Florida 33331

(305) 668-5420

Stockholders who hold shares in street name with a broker, bank or other nominee may contact their nominee to request information about householding. Stockholders sharing an address can request delivery of a single copy of our proxy materials if they are currently receiving multiple copies by following the same procedures outlined above.

Q:	Is my vote confidential?
A:	Yes. We encourage stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed by the inspector of election except where (i) disclosure is required by applicable law, (ii) disclosure of your vote is expressly requested by you or (iii) we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to the Company from time to time and publicly announced following the annual meeting.

Q:	How can I get a copy of FCB Financial Holdings, Inc.’s Annual Report on Form 10-K?
A:	Copies of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC, are available to stockholders free of charge on our website at www.floridacommunitybank.com under the Investor Relations tab or by writing to FCB Financial Holdings, Inc., Investor Relations, 2500 Weston Road, Suite 300, Weston, Florida 33331. The Company’s 2015 Annual Report to Stockholders accompanies this proxy statement and contains a copy of our Annual Report on Form 10-K for the year ended December 31, 2015.

Q:	Where can I find the voting results of the annual meeting?
A:	We will announce preliminary results at the annual meeting and disclose preliminary, or final if available, results in a Current Report on Form 8-K within four business days after the annual meeting.

MATTERS SUBMITTED TO STOCKHOLDERS

PROPOSAL 1—ELECTION OF DIRECTORS

The business and affairs of the Company are managed by and under the direction of the Board, subject to any limitations and restrictions set forth in our Restated Certificate of Incorporation, our Amended and Restated By-laws and the General Corporation Law of Delaware. Historically, our directors also have served as directors of our wholly-owned subsidiary, Florida Community Bank, N.A., or the Bank. Our directors’ service on the Board of Directors of the Bank is subject to applicable regulatory consent or non-objection.

Our Board is currently comprised of eleven members. The number of members of the Board may be fixed from time to time by resolution of the Board, but shall not be less than seven nor more than fifteen. The Board is divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Each director currently serves for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected such that the term of one class expires at each annual meeting (subject to the scheduled future transition to one-year terms described in the following paragraph). The term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

Our Restated Certificate of Incorporation provides that after the first re-election of Class III directors for a three-year term (which election of Class III directors is scheduled to occur at our 2017 annual meeting), each subsequent election of directors at any subsequent annual meeting shall elect the directors elected at such meeting for a one-year term expiring at the Company’s next annual meeting thereafter. Accordingly, at the 2018 annual meeting the Class I directors whose term expires at the 2018 annual meeting (or their successors) will stand for election for a term that expires at the 2019 annual meeting; at the 2019 annual meeting the Class I directors elected at the 2018 annual meeting (or their successors), as well as the Class II directors whose term expires at the 2019 annual meeting (or their successors), will stand for election for a term that expires at the 2020 annual meeting; and at the 2020 annual meeting all directors (or their successors) will stand for election for a term that expires at the 2021 annual meeting, so that at the 2020 annual meeting, and thereafter, all directors of the Company be will elected annually to serve one-year terms expiring at the next annual meeting following their election.

Acting on the recommendation of the Board’s Nomination and Governance Committee, the Board has nominated Alan S. Bernikow, Thomas E. Constance, William L. Mack and Frederic Salerno for election as Class II directors for a three-year term of office expiring at the 2019 Annual Meeting of Stockholders. Set forth below is biographical information concerning each of these nominees. The biographical information includes a description of the nominee’s specific experience, qualifications, attributes and skills that the Nomination and Governance Committee and the Board considered in determining to recommend the nominee for election to the Board. The stated ages of the nominees are as of the date of the annual meeting.

Alan S. Bernikow, 75. Alan Bernikow has served as a director of the Company since October 1, 2010, and as a director of the Bank since January 22, 2010. From 1998 until his retirement in May 2003, Mr. Bernikow served as the Deputy Chief Executive Officer of Deloitte & Touche LLP, or D&T, a global professional services firm. Prior to that, Mr. Bernikow held various senior executive positions at D&T and certain of its predecessor companies, which he joined in 1977. Mr. Bernikow currently serves as a director of Revlon, Inc., a worldwide cosmetics and beauty care products company listed on the New York Stock Exchange, as a director and chairman of the audit committee and compensation committee of Mack-Cali Realty Corporation, a real estate investment trust traded on the New York Stock Exchange, and as a director and member of the audit committee of Casual Male Retail Group, Inc., a specialty retailer of men’s apparel traded on the NASDAQ Stock Market. He also serves as a director or trustee, and chairman of the audit committees, of certain funds for which UBS Global Asset Management (US) Inc., a wholly-owned subsidiary of UBS AG, or one of its affiliates, serves as investment advisor, sub-advisor or manager. As a result of Mr. Bernikow’s long career in various operating and directorship positions, he provides the Board of Directors with business, leadership and management experience and insights into many aspects of our operations.

Thomas E. Constance, 80. Thomas E. Constance has served as a director of the Company since October 1, 2010, and as a director of the Bank since March 15, 2010. Mr. Constance is Co-Chairman, and since 1994 a partner, of Kramer Levin Naftalis & Frankel LLP, a law firm based in New York City which the Company has retained to provide certain legal services. From 1973 to 1994, Mr. Constance was with the law firm of Shea & Gould. Mr. Constance serves as a Trustee of the M.D. Sass Foundation and St. Vincent’s Services. He has served as a director of SIGA Technologies, Inc. since 2001. Mr. Constance received a Bachelor of Science degree from New York University and a Bachelor of Law degree from St. John’s University School of Law. As a practicing attorney, Mr. Constance brings to the Board of Directors an extensive history of counseling both public and private companies with respect to governance matters and other legal-related issues that may arise.

William L. Mack, 76. Bill Mack has served as a director of the Company since October 1, 2010, and as a director of the Bank since September 1, 2010. He is the Chairman and founder of the Mack Real Estate Group, a director of the Hudson’s Bay Company, the Chairman of the board of directors and Chairman of the Executive Committee of the board of directors of Mack-Cali Realty Corporation, a real estate investment trust traded on the New York Stock Exchange, and the President and Senior Managing Partner of The Mack Company. Mr. Mack has served as a member of the Mack-Cali board of directors and as Chairman of the Executive Committee of that board since 1997, and as its Chairman since 2000. At The Mack Company, Mr. Mack pioneered the development of large, class A office properties and helped to increase The Mack Company’s real estate portfolio to approximately 20 million square feet. Mr. Mack previously served as the Chairman and Founder of AREA Property Partners (f/k/a Apollo Real Estate Advisors, L.P.) from 1993 to 2013. In addition, Mr. Mack is a founder of NRDC Real Estate Advisors, LLC and NRDC Equity Partners LLC. He previously served as a board member of the Regional Advisory Board of JPMorgan Chase from 1995 to 2013; as a member of the boards of directors of Retail Opportunity Investments Corporation, from 2009 to 2010; City and Suburban Financial Corporation, from 1988 to 2007; Vail Resorts, Inc., from 1993 to 2004; and Wyndham International, Inc., from 1999 to 2005. Mr. Mack is a vice chairman of the North Shore-Long Island Jewish Health System, chairman of the board for the Solomon R. Guggenheim Foundation, and Trustee and Executive Committee member of Lenox Hill Hospital. He also is trustee emeritus of the Board of Trustees of the University of Pennsylvania and Chairman of the Board of Overseers of The Wharton School of Business and Finance at the University of Pennsylvania. Mr. Mack attended The Wharton School and has a Bachelor of Science degree in business administration and finance and real estate from New York University. Mr. Mack’s extensive business experience, particularly in the area of real estate, provides the Board of Directors with valuable insight with respect to matters related to real estate banking products offered by the Bank.

Frederic Salerno, 72. Fred Salerno has served as a director of the Company since October 1, 2010, and as a director of the Bank since July 28, 2010. Mr. Salerno is a retired Vice Chairman and Chief Financial Officer of Verizon Communications Inc., a position he held from June 2000 to October 2002. Prior to that, Mr. Salerno served as Vice Chairman and Chief Financial Officer of Bell Atlantic Corporation (Verizon’s predecessor) from August 1997. Before the merger of Bell Atlantic and NYNEX Corporation, Mr. Salerno served as Vice Chairman, Finance and Business Development of NYNEX from 1994 to 1997. Mr. Salerno was Vice Chairman of the Board of NYNEX and President of the NYNEX Worldwide Services Group from 1991 to 1994. Mr. Salerno is a director of CBS, Akamai Technologies, Inc., IntercontinentalExchange, Inc., and Viacom Inc. He earned a Master of Business Administration degree from Adelphi University and is a trustee of Manhattan College. Mr. Salerno brings many years of business experience to the Board of Directors, which, among other things, provides the Board of Directors with valuable insight into general corporate and business matters for the Bank and the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS

Set forth below is biographical information concerning each of those directors whose term of office will continue after the annual meeting. The stated ages of the nominees are as of the date of the annual meeting.

Class I Directors (term expiring in 2018)

Kent S. Ellert, 52. Kent S. Ellert is a founding member and President and Chief Executive Officer of FCB Financial Holdings, Inc. Mr. Ellert has served as President and Chief Executive Officer of the Company since March 22, 2013, as President and Chief Operating Officer of the Company from November 3, 2009 to March 21, 2013, and as a director of the Company since October 1, 2010. Mr. Ellert has served as President and Chief Executive Officer of the Bank since January 26, 2013, as President and Chief Operating Officer of the Bank from January 22, 2010 to January 25, 2013, and as a director of the Bank since January 22, 2010. From October 2009 until our purchase of certain assets of Premier American Bank on January 22, 2010, Mr. Ellert assisted us with the identification of target depository institutions as a consultant to the Company.

Mr. Ellert began his banking career in 1985 and in 1989 joined Wachovia (legacy First Union), beginning a career path of leadership in key markets throughout the state of Florida. During his tenure at Wachovia, he served as President of the North Florida, Broward, and Gulf Coast regions and held a leadership role in the successful mergers of Wachovia and SouthTrust Bank. In 2007, Mr. Ellert joined Fifth Third Bank as South Florida President and Chief Executive Officer. In the midst of the most turbulent times in Florida banking history, he saw great opportunity to build a strong independent Florida bank which led him to begin his pursuit leading to the formation of FCB Financial Holdings, Inc.

He is currently a member of Enterprise Florida, serving as the New Board Investor. In the past, he has served on the board of directors of Florida Gulf Coast University, Lutgert College of Business and is a prior member of the board of the Economic Development Council, where he was the Vice Chairman of the Membership and Investment Committee. Mr. Ellert held the position of Chair of the Museum of Science and Discovery and Deliver the Dream where he supported various civic and social initiatives. Mr. Ellert is a graduate of the University of Texas at Austin, where he received his Bachelor of Business Administration degree in accounting, and the University of Houston, where he received his Master in Business Administration degree with a concentration in finance. Mr. Ellert brings to the Bank valuable experience in the management and operations of a regional bank, and his experience and contacts in the Florida region also serve as a valuable resource for the Board of Directors.

Howard R. Curd, 77. Howard Curd has served as a director of the Company since October 1, 2010, and as a director of the Bank since September 1, 2010. A seasoned executive, Mr. Curd has been Chairman of the Board and Chief Executive Officer of Uniroyal Global Engineered Products, Inc. since 2003. He recently retired as a director of A. Schulman, Inc., an international supplier of plastic compounds and resins and NASDAQ listed company, having served on its Audit Committee and as Chair of its Strategic Planning Committee. He has also served as a director of KeySpan Corporation and its predecessors, and of Emcore Corporation. Mr. Curd brings a long history of banking and general business experience to the Board of Directors.

Gerald Luterman, 72. Gerald Luterman has served as a director of the Company since October 1, 2010, and as a director of the Bank since January 22, 2010. Mr. Luterman served as Executive Vice President and Chief Financial Officer of KeySpan Corporation, a large gas distribution and integrated energy company, from 1998 to 2007, when KeySpan was acquired by National Grid plc. Before joining KeySpan, Mr. Luterman was Senior Vice President and Chief Financial Officer of Arrow Electronics. In addition, Mr. Luterman was a principal with Booz-Allen & Hamilton. Mr. Luterman is currently a director of HRG Group Inc., a New York Stock Exchange-listed diversified holding company where he serves on the audit, compensation and governance and nomination committees. Mr. Luterman is also currently a trustee of the Lutheran Medical Center. Mr. Luterman served on the boards of directors of NRG Energy from 2008 to 2014, IKON Office Solutions, Inc. from 2003 to 2008 and U.S. Shipping Partners from 2006 to 2009. He is a member of the Financial Executive Institute and the American Gas Association, where he previously served as Chairman of the Finance Committee. Mr. Luterman brings many years of experience as a chief financial officer, which, among other things, provides the Board of Directors with valuable insight into financial direction, financial statements and general corporate finance matters for the Bank and the Company.

Paul Anthony Novelly, 72. Tony Novelly has served as a director of the Company since October 1, 2010, and as a director of the Bank since September 23, 2010. He is Chairman and Chief Executive Officer of Apex Oil Company, Inc., a privately held company based in St. Louis, Missouri engaged in the trading, storage, marketing and transportation of petroleum products, including liquid terminal facilities in the Midwest and Eastern United States, and towboat and barge operations on the inland waterway system. Mr. Novelly is President and a director of AIC Limited, a Bermuda-based oil trading company, Chairman and CEO of World Point Terminuls, LP, which owns and operates petroleum storage facilities in the United States, and Chief Executive Officer of St. Albans Global Management, Limited Partnership, LLP, which provides corporate management services. He currently serves on the board of directors at Boss Holdings, Inc., a distributor of work gloves, boots and rainwear and other consumer products, and serves as Chairman and CEO of FutureFuel Corp., a publicly held owner and operator of a biofuel and specialty chemical plant in Batesville, Arkansas. Mr. Novelly brings extensive expertise in business, commodities, and consumer products to the Board of Directors.

Class III Directors (term expiring in 2017)

Vincent S. Tese, 73. Vincent S. Tese has served as Executive Chairman of the Company since November 3, 2009, and as a director of the Company since October 1, 2010. Mr. Tese has served as the Bank’s Executive Chairman and as a director of the Bank since January 22, 2010. Mr. Tese, a lawyer, investment advisor and cable television executive, served New York State by appointment of Governor Mario M. Cuomo from the outset of the Cuomo Administration through December 1994. Appointed State Superintendent of Banks in 1983, Mr. Tese in March 1985 was named Chairman and Chief Executive Officer of the Urban Development Corporation and, in 1987, Director of Economic Development for New York State, which added to his portfolio the titles of Commissioner of the Department of Economic Development and Chairman of both the Science and Technology Foundation and the Job Development Authority. He was appointed a Commissioner of the Port Authority of New York and New Jersey in 1991 and elected its vice chairman in 1992. From 1973 to 1977, he was a partner in Tese & Tese, attorneys, and from 1977 to 1982 a partner in the Sinclair Group, involved in commodities trading and investment management. In 1976, Mr. Tese co-founded Cross Country Cable TV, which operated CATV systems in New Jersey, Virginia, Illinois, Arizona, California and Puerto Rico. He recently served as Chairman of Cross Country Wireless, CATV systems in Riverside, San Diego and Los Angeles, California and in several other states. Cross Country Wireless was sold to Pacific Telesis in July of 1995. Mr. Tese is also a director of several corporations, including Cablevision Systems Corporation, ICE Clear Credit LLC, Intercontinental Exchange, Inc., Mack-Cali Realty Corporation, Madison Square Garden and New York Racing Association, Inc. In addition, he is Trustee of New York University School of Law and New York Presbyterian Hospital. Mr. Tese received a Bachelor’s degree in accounting from Pace University in 1966 and following two years as first lieutenant with the U.S. Army, a Juris Doctor degree from Brooklyn Law School in 1972 and a Master of Laws degree in taxation from New York University

School of Law in 1973. Mr. Tese’s extensive experience in the banking and finance industries provides the Board of Directors with insight into regulatory and related matters and his leadership and visibility as a member of various other boards of directors provide the Company with considerable value as to business and economic perspective and other matters.

Les J. Lieberman, 59. Les J. Lieberman has served as Executive Vice Chairman of the Company since November 3, 2009, and as a director of the Company since October 1, 2010. Mr. Lieberman has served as the Bank’s Executive Vice Chairman and as a director of the Bank since January 22, 2010. Until December 31, 2009, as the executive managing director, Mr. Lieberman actively managed Sterling Partners, LLC, a merchant banking and asset management business that he founded in 1999. Sterling Partners was the investment manager of Suez Equity Investors, L.P., a private equity fund of which Mr. Lieberman was the managing general partner. Prior to founding Sterling Partners, Mr. Lieberman served as Executive Managing Director of Indosuez Capital, the middle market U.S. lending business of Banque Indosuez. In that role, he was responsible for all merchant banking, senior loan and mezzanine debt underwriting, subordinated debt investing, private equity investment and asset management activities of Indosuez Capital, including loan origination, analysis, approval and monitoring. From 1989 to 1992, Mr. Lieberman served as a Managing Director in the mergers and acquisitions department of Kidder Peabody & Co., where he also was a member of the investment banking department’s operating committee. From 1985 to 1989, he headed the Financial Services M&A Group at Drexel Burnham Lambert, an investment banking firm, where he was responsible for mergers and acquisitions involving banking institutions. Prior to that, Mr. Lieberman was at the accounting firm of Main Hurdman, where he was a Certified Public Accountant. Mr. Lieberman received a Master of Business Administration degree from the University of Pennsylvania’s Wharton School of Business and Finance and a Bachelor of Arts degree from Franklin and Marshall College, where he was elected to Phi Beta Kappa. Mr. Lieberman possesses valuable experience in a broad array of bank and finance related areas including as the founder and the senior manager of the U.S. division of a global bank that focused on underwriting, lending, private equity investing and asset management; as a senior banker and a senior management member in financial services mergers and acquisitions; and as a former CPA. This experience enables him to bring to the Board of Directors valuable insight regarding a variety of areas of the Bank including investment activity, risk management, credit review, acquisition analysis and capital markets.

Stuart I. Oran, 65. Stuart I. Oran has served as Secretary and as a director of the Company since October 1, 2010, and as Secretary and as a director of the Bank since January 22, 2010. He served as Executive Vice President and Chief Administrative Officer of the Company from November 3, 2009 to December 31, 2012, and of the Bank from January 22, 2010 to December 31, 2012. Mr. Oran is a Partner at Liberty Hall Capital Partners, a private equity firm focused on the acquisition of businesses serving the aerospace and defense sectors. From 1994 to 2002, he was a senior executive at United Airlines/UAL Corporation, an international air carrier traded on the NASDAQ Stock Exchange, with global responsibility for their legal, governmental and regulatory affairs and profit and loss responsibility for United’s International Division, and was CEO of its business aviation line of business. Previously, Mr. Oran was a corporate partner at the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison, which he joined in 1974. Mr. Oran is a director of OHA Investment Corporation, a specialty finance business, Red Robin Gourmet Burgers, a national casual dining chain listed on NASDAQ, and Accurus Aerospace Corporation, a privately held aerospace business, and has been a director of Wendy’s International, Inc., the owner and franchisor of the Wendy’s® restaurant system, which is listed on the New York Stock Exchange, and Deerfield Capital Corp, an institutional asset manager that was listed on NASDAQ. Mr. Oran received a Bachelor of Science degree from Cornell University and a Juris Doctor degree from the University of Chicago Law School. Mr. Oran’s years of experience as a merchant banker, business executive and practicing attorney, and as a director of several public and private companies, enables him to bring to the Board of Directors important perspectives on issues relating to regulatory and governance matters, corporate finance and leadership.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Governance Role of the Board of Directors

Our business and affairs are managed under the direction of the Board of Directors, which is the Company’s ultimate decision-making body, except with respect to those matters reserved to our stockholders. The Board establishes overall corporate policies, evaluates our chief executive officer and senior leadership team, and acts as an advisor and counselor to management. The Board also oversees our business strategy and planning, as well as the performance of management in executing our comprehensive business plan and managing our day-to-day operations.

Board Role in Oversight of Risk

Our Board of Directors, together with the board of directors of the Bank and the executive, audit, compensation and nomination and governance committees of the boards of directors of the Company and the Bank, coordinate with each other to provide enterprise-wide oversight of our management and handling of risk. In addition, the boards of directors of the Company and the Bank have established a joint Enterprise Risk Management Committee consisting of independent directors, to assist in the oversight of risk. These committees report regularly to the Bank’s full board of directors on risk-related matters and provide the Bank’s board of directors with integrated insight about the Bank’s management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational and reputational risks. In addition, the Bank’s board of directors has a Loan and Credit Policy Committee and Asset/Liability Management and Investment Committee, each of which provides risk management for the Bank in their respective areas of oversight. The management of the Bank also provides reports to our management and boards of directors regarding risk management.

In addition, the Company’s management also provides additional risk oversight at the holding company level by assisting the Bank with the management of our securities portfolio, loan review, internal audit, compliance and asset liability/liquidity structure. The Bank’s board of directors has also established a management-level Enterprise Risk Management Committee to assist in the oversight of risk.

At meetings of the Bank’s board of directors and its committees, directors receive regular updates from management regarding risk management. The Bank’s president, chief financial officer and chief credit officer, who are responsible for instituting risk management practices that are consistent with our overall business strategy and risk tolerance, report directly to Mr. Ellert, our Chief Executive Officer, and lead management’s risk discussions at meetings of the Bank’s board of directors and its committees. The contents of such discussions are also conveyed to our Board of Directors in situations where it is appropriate to address such matters at the holding company level. Outside of formal meetings, members of our Board of Directors and the board of directors of the Bank have regular access to senior executives of the Bank, including the chief credit officer and chief financial officer.

Director Independence

The Board of Directors currently consists of 11 members. In order to determine which of our directors may qualify as independent directors, we have adopted the director independence standards of the New York Stock Exchange. The Board of Directors has reviewed each of the directors’ relationships with the Company in conjunction with such standards and has affirmatively determined that the following 7 members of the Board of Directors are “independent” within the meaning of such rule: Messrs. Curd, Bernikow, Luterman, Novelly, Mack, Constance, and Salerno.

Board Leadership Structure

The Executive Chairman of the Board of Directors presides at all meetings of the Board of Directors of the Company. The Executive Chairman is appointed on an annual basis by the members of the Company’s Board of Directors, to serve at its pleasure. The offices of Executive Chairman of the Board of Directors of the Company and Chief Executive Officer of the Company are separated—Mr. Tese has been appointed as Executive Chairman of the Company’s Board of Directors and Mr. Ellert is the Company’s Chief Executive Officer. The Company does not have a fixed policy with respect to the separation of the offices of the Chairman or Executive Chairman of the Board of Directors and Chief Executive Officer of the Company. We believe that the separation of the offices is currently appropriate and that it is in our best interests to make these determinations from time to time.

Board of Directors Meetings and Attendance

The Board of Directors held four meetings during 2015. All of the directors attended at least 75% of the total of all meetings of the Board and Board committees on which they served during 2015.

Committees of the Board of Directors

The standing committees of the Board include the Executive Committee, Audit Committee, Compensation Committee, and Nomination and Governance Committee, as well as the joint Enterprise Risk Management Committee of the Company and the Bank. Each standing committee operates under a written charter. Copies of the charters for the Audit Committee, the Compensation Committee and the Nomination and Governance Committee are available on our website at www.floridacommunitybank.com under the Investor Relations tab and may also be obtained without charge by written request to Investor Relations, FCB Financial Holdings, Inc., 2500 Weston Road, Suite 300, Weston, Florida 33331.

Executive Committee

The Company’s Executive Committee consists of three directors (Messrs. Tese, Lieberman and Ellert). Mr. Tese serves as Chairman of the Executive Committee. The Executive Committee’s primary purpose is to act on behalf of the full Board of Directors during the intervals between meetings of the Board, usually when timing is critical. The Executive Committee may also, from time to time, formulate and recommend to the Board of Directors for approval general policies regarding management of the business and affairs of the Company. The Executive Committee of the Company has the power to authorize and approve on behalf of the Company, any acquisition of operations of any failed bank (including through the acquisition of assets and assumption of liabilities) from the FDIC, so long as the incremental capital contributed by the Company to the Bank (or such other qualified subsidiary of the Company, if any, as may effect such acquisition) in order to effect such acquisition does not exceed $125 million. The Executive Committee of the Bank has the power to authorize and approve on behalf of the Bank any acquisition of operations of any failed bank (including through the acquisition of assets and assumption of liabilities) from the FDIC, so long as the asset size of the acquisition target as reported on the acquisition target’s most recent Call Report does not exceed 15% of the Bank’s total assets as reported on its most recent Call Report.

Audit Committee

The Company’s Audit Committee consists of three directors (Messrs. Bernikow, Luterman and Salerno), all of whom have been determined to be independent by the Board of Directors. Mr. Bernikow serves as the chairman and the Board of Directors has determined that he qualifies as an “audit committee financial expert,” as such term is defined in applicable SEC regulations, and that he meets the New York Stock Exchange standard of possessing accounting or related financial management expertise. The Audit Committee’s primary duties include the oversight of (i) the independent registered public accounting firm’s qualifications and independence; (ii) the performance of the Company’s internal audit function and independent registered public accounting firm; and (iii) management’s responsibilities to assure that there is in place an effective system of controls reasonably designed to safeguard the assets and income of the Company, assure the integrity of the Company’s financial statements and maintain compliance with the Company’s ethical standards, policies, plans and procedures, and with laws and regulations. The Audit Committee charter also mandates that the Audit Committee pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee held four meetings during 2015.

Compensation Committee

The Company’s Compensation Committee consists of five directors (Messrs. Salerno, Bernikow, Curd, Novelly and Luterman), all of whom have been determined to be independent by our Board of Directors. Mr. Salerno serves as Chairman of the Compensation Committee. The Compensation Committee held four meetings during 2015.

The Compensation Committee reviews and recommends to the Board policies relating to compensation and benefits of our officers. The Compensation Committee also has authority to review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, including, without limitation, the Executive Chairman and the Executive Vice Chairman and other members of senior management, evaluates the performance of these officers in light of those goals and objectives, and recommends to the Board the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans. Under the Compensation Committee charter, the Compensation Committee may delegate its responsibilities to subcommittees of the Compensation Committee as necessary or appropriate, and has the authority to approve the delegation of authority to the Company’s director of human resources or other appropriate officer to administer and amend the Company’s compensation and benefits programs, including the authority to interpret the program in individual cases when appropriate.

The Compensation Committee has the authority under its charter to retain or obtain the advice of compensation consultants, independent legal counsel or other advisors to assist with the execution of its duties and responsibilities and is directly responsible for the appointment, compensation and oversight of the work of such consultants, independent legal counsel and other advisors. In 2015, the Compensation Committee engaged Compensation Advisory Partners, LLC as an independent advisor to assist the Compensation Committee in determining and evaluating director and executive officer compensation. Compensation Advisory Partners reported directly to the Compensation Committee and provided the following consulting services to the Compensation Committee in 2015:

•	Advisory, research and design services concerning the establishment of an Executive Incentive Plan and Management Long-Term Incentive Plan;

•	Analysis of director and executive officer compensation data to survey and evaluate current practices and market trends in the banking industry; and
•	Advisory services concerning several director and executive officer compensation issues.

The Compensation Committee assessed the independence of Compensation Advisory Partners, taking into consideration all factors specified in the New York Stock Exchange listing standards. Based on this assessment, the Compensation Committee determined the engagement of Compensation Advisory Partners did not raise any conflict of interest.

Nomination and Governance Committee

The Company’s Nomination and Governance Committee consists of four directors (Messrs. Mack, Novelly, Bernikow and Luterman), all of whom have been determined to be independent by our Board of Directors. Mr. Mack serves as Chairman of the Nomination and Governance Committee. The Nomination and Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nomination and Governance Committee is responsible for overseeing our Corporate Governance Guidelines and reporting and making recommendations to our Board concerning governance matters as well as reviewing and making recommendations to the Board regarding Board compensation. The Nomination and Governance Committee held two meetings during 2015.

Enterprise Risk Management Committee

The joint Enterprise Risk Management Committee of the Company and the Bank consists of three directors (Messrs. Curd, Constance and Salerno), all of whom have been determined to be independent by our Board of Directors. Mr. Curd serves as Chairman of the Enterprise Risk Management Committee. The purpose of the Enterprise Risk Management Committee is to assist the boards of directors of the Company and the Bank in fulfilling their responsibilities with respect to ensuring that an effective process is in place for the ongoing identification and assessment of risk, approving risk appetite and related metrics and reviewing risk profile, approving risk management policies, monitoring certain regulator-mandated requirements, and assessing the overall adequacy of the risk management function.

Co mpensation Committee Interlocks and Insider Participation

None of the directors who serve on the Compensation Committee of the Company and the Bank has ever been employed by the Company or the Bank. None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving on our boards of directors or on our Compensation Committee.

Corporate Governance Guidelines

The Company’s Corporate Governance Guidelines are available on our website at www.floridacommunitybank.com under the Investor Relations tab.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and principal accounting officer. The code of business conduct and ethics is available on our website at www.floridacommunitybank.com under the Investor Relations tab. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Director Compensation

Each director who is not an employee of the Company receives a quarterly cash retainer of $25,000 per calendar quarter as compensation for his services as a member of the Board of Directors as well as an annual award of stock options to acquire 10,000 shares of Class A Common Stock. We do not pay our employee-directors any additional compensation for their services as directors. During the fiscal year ended December 31, 2015, non-employee directors of the Company received total compensation as shown in the following table.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)		Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
Alan S. Bernikow	-	-	157,090	(3)	-	-	-		157,090
Thomas E. Constance	-	-	157,090	(3)	-	-	-		157,090
Howard R. Curd	100,000	-	68,300		-	-	-		168,300
Daniel Healy(2)	100,000	-	68,300		-	-	-		168,300
Gerald Luterman	100,000	-	68,300		-	-	-		168,300
William L. Mack	100,000	-	68,300		-	-	-		168,300
Paul Anthony Novelly	100,000	-	68,300		-	-	-		168,300
Stuart I. Oran	100,000	-	68,300		-	-	74,997	(4)	243,297
Frederic Salenro	-	-	157,090	(3)	-	-	-		157,090

(1)	The amounts in the “option awards” column reflect the aggregate grant date fair value of the stock options awarded during the applicable year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or FASB ASC Topic 718. The fair value of the stock options is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 15 to our consolidated financial statements for the year ended December 31, 2015 included in our Annual Report on Form 10-K.
(2)	Mr. Healy resigned from the Board effective May 18, 2015.
(3)	Includes the aggregate grant date fair value of 13,000 stock options issued at the election of the director in lieu of fees otherwise payable in cash.
(4)	Reflects fees paid to Mr. Oran as a result of consulting services rendered on a variety of securities related matters.

The table below shows the aggregate number of stock options and stock awards held by directors (other than Messrs. Ellert, Tese and Lieberman) as of December 31, 2015.

Stock Options (In Shares) (1) (2)
Alan S. Bernikow	193,000
Thomas E. Constance	193,000
Howard R. Curd	180,000
Gerald Luterman	180,000
William L. Mack	180,000
Paul Anthony Novelly	180,000
Stuart I. Oran	320,000
Frederic Salenro	193,000

(1)	All stock options included in this table were awarded with a ten-year term.
(2)	Excludes 2009 Warrants.

Director Nominating Process

The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual meetings of stockholders. The Nomination and Governance Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for Board membership. When formulating its Board of Directors membership recommendations, the Nomination and Governance Committee may also consider advice and recommendations from others, including stockholders, as it deems appropriate.

The Nomination and Governance Committee and the Board of Directors believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of nomination for Board membership. The Nomination and Governance Committee has not identified any specific minimum qualifications that must be met for a person to be considered as a candidate for director. However, Board candidates are selected based on various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nomination and Governance Committee considers appropriate in the context of the needs of the Board of Directors. Although the Board of Directors does not have a formal diversity policy, the Nomination and Governance Committee and Board of Directors review these factors, including diversity, in considering candidates for board membership. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings and the Company’s annual meetings of stockholders.

Candidates Nominated by Stockholders

The Nomination and Governance Committee will also consider nominees recommended by stockholders. Pursuant to our Amended and Restated By-Laws, stockholders who wish to nominate a candidate for consideration by the Nomination and Governance Committee for election at the 2017 annual meeting may do so by delivering written notice, no earlier than January 18, 2017 and no later than February 16, 2017, of such nominees’ names to FCB Financial Holdings, Inc., 2500 Weston Road, Suite 300, Weston, Florida 33331, Attention: Corporate Secretary. Any stockholder of record or beneficial owner of common stock on whose behalf a nomination is being proposed must (i) be a stockholder of record or beneficial owner on the date of the giving of such notice, on the record date for the determination of stockholders entitled to notice of and to vote at the 2017 annual meeting of stockholders and at the time of the 2017 annual meeting of stockholders and (ii) comply with the applicable notice procedures set forth in the Company’s Amended and Restated By-Laws.

The Company’s Amended and Restated By-Laws require that certain information must be included in the notice provided to the Company’s Corporate Secretary regarding the nomination and the stockholder giving the notice, the beneficial owner on whose behalf the notice is made, if any, and any affiliate or associate of the stockholder or the beneficial owner (collectively, the “Nominating Person”). The information required to be set forth in such notice includes (i) the name and address of the Nominating Person, (ii) information regarding the common stock owned, directly or indirectly, beneficially or of record by the Nominating Person, (iii) whether and the extent to which any derivative or other instrument, transaction, agreement or arrangement has been entered into by or on behalf of the Nominating Person with respect to the common stock and certain additional information relating to any such instrument, transaction, agreement or arrangement as described in the Company’s Amended and Restated By-Laws, (iv) any other information relating to the Nominating Person that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies with respect to such business and (v) a description of all arrangements or understandings (including any anticipated benefits to the Nominating Person as a result of the nomination) between or among the Nominating Person and the candidate and any other person in connection with the proposed nomination. The notice must also include a representation that the stockholder giving the notice intends to appear in person or by proxy at the 2017 annual meeting to nominate the person named in the notice.

The Company’s Amended and Restated By-Laws also require that the notice provide certain information regarding the candidate whom the Nominating Person proposes to nominate as a director, including (i) certain biographical information, such as name, age, business and residential address and principal occupation, (ii) the information that would be required to be provided if the candidate were a Nominating Person, (iii) a resume or other written statement of the qualifications of the candidate and (iv) all other information regarding the candidate, including the written consent of the candidate indicating that the candidate is willing to be named in the proxy statement as a nominee and serve as a director if elected, that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies for director elections.

For a complete description of the procedures and disclosure requirements to be complied with by stockholders in connection with submitting director nominations, stockholders should refer to the Company’s Amended and Restated By-Laws.

No candidates for director nominations were submitted by any stockholder in connection with the 2016 Annual Meeting.

Communications with the Board of Directors

Any interested parties desiring to communicate with the Board of Directors or any of the independent directors regarding the Company may directly contact such directors by delivering such correspondence to such directors (or the entire Board) in care of the Company’s Corporate Secretary at FCB Financial Holdings, Inc., 2500 Weston Road, Suite 300, Weston, Florida 33331.

The Audit Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit Committee may do so by writing in care of the Chairman, Audit Committee, FCB Financial Holdings, Inc., 2500 Weston Road, Suite 300, Weston, Florida 33331.

Executive Sessions

The rules of the New York Stock Exchange require the non-management directors of the Company to regularly meet in executive session without management. In 2015, non-management directors of the Company met in executive session on four occasions. The Company’s Corporate Governance Guidelines state that a non-management independent director shall be chosen to preside at each executive session. Mr. Bernikow currently serves as the Presiding Director. For information regarding how to communicate with non-management directors as a group and one or more individual members of the Board, including the Presiding Director, see “Communications with the Board of Directors” above.

Outside Advisors

Our Board of Directors and each of its committees may retain outside advisors and consultants of their choosing at our expense. The Board of Directors need not obtain management’s consent to retain outside advisors.

Attendance at Annual Meeting

As stated in our Corporate Governance Guidelines, each director is expected to attend all annual meetings of stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors and executive officers and persons who own more than 10% of the issued and outstanding shares of the Company’s common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC and the New York Stock Exchange. Based solely on a review of such reports and written representations from the directors and executive officers, the Company believes that all reports that were required to be filed under Section 16(a) during 2015 were timely filed, except a Form 4 reporting one stock option grant by the Company was filed late on behalf of each of Messrs. Curd, Luterman, Novelly, Bernikow, Constance, Mack, Salerno and Oran.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not and will not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or Securities Act, or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee has reviewed and discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, including the matters described in the statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB.

The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP, as required by applicable requirements of the PCAOB, regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Grant Thornton LLP its independence.

Based on the Audit Committee’s review of and discussions regarding the Company’s audited consolidated financial statements and the Company’s internal control over financial reporting with management, the Company’s internal auditors and the independent registered public accounting firm and the other reviews and discussions with the independent registered public accounting firm referred to in the preceding paragraph, subject to the limitations on the Audit Committee’s roles and responsibilities described above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Respectfully submitted,

Audit Committee

Alan S. Bernikow, Chairman

Gerald Luterman

Frederic Salerno

EXECUTIVE OFFICERS

Set forth below is certain information, as of the date of the annual meeting, concerning our executive officers and those of the Bank:

Name	Age	Position
Kent S. Ellert	52	President and Chief Executive Officer
Vincent S. Tese	73	Executive Chairman
Les J. Lieberman	59	Executive Vice Chairman
Jennifer L. Simons	56	Senior Vice President and Chief Financial Officer
James E. Baiter	52	Executive Vice President and Chief Credit Officer of the Bank

Kent S. Ellert.—See Class I Directors above.

Vincent S. Tese.—See Class III Directors above.

Les J. Lieberman.—See Class III Directors above.

James E. Baiter. James E. Baiter has served as Executive Vice President and Chief Credit Officer of the Bank since January 22, 2010. From October 2009 until our purchase of certain assets of Premier American Bank on January 22, 2010, Mr. Baiter, along with Mr. Ellert, assisted us with the identification of target depository institutions as a consultant to the Company. Prior to working for the Bank, Mr. Baiter worked alongside Mr. Ellert as a consultant for Southeast Acquisition Holding Corp. From August 2007 until October 2008, Mr. Baiter was Director of Commercial Real Estate and Special Assets of Fifth Third Bank—South Florida. Prior to joining Fifth Third Bank, Mr. Baiter worked for Wachovia (legacy First Union) for sixteen years, most recently as Commercial Banking Director for Wachovia’s Broward/Palm Beach County markets from 2001 to 2007. In that capacity, he was responsible for marketing and administration of a team specializing in wholesale banking. He also held various other positions with Wachovia from 1991 until 2007, including Senior Risk Manager, Senior Portfolio Manager and Commercial Banking Officer. Prior to joining Wachovia in 1991, Mr. Baiter was a Corporate Banking Officer at Southeast Bank, N.A. Mr. Baiter is a graduate of Washington State University, where he received his Bachelor of Science degree in finance.

Jennifer L. Simons. Jennifer L. Simons has served as Senior Vice President and Chief Financial Officer of the Bank since March 1, 2016. Ms. Simons joined the Bank in December 2014 as Chief Accounting Officer. Prior to joining the Bank, Ms. Simons was a Vice President and Senior Finance Manager at PNC Bank – Pittsburgh, Pennsylvania from March 2010 through December 2014. In that capacity, she was responsible for accounting, regulatory, and finance matters. Prior to joining PNC Bank, Ms. Simons worked for U.S. Bancorp as a Vice President, Senior Manager, where she was responsible for accounting and finance matters related to acquired portfolios, mortgage banking, investments and treasury activities. Ms. Simons is a graduate of University of Wisconsin Madison, where she received her Bachelor of Science degree in accounting.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis provides information regarding the objectives and elements of our compensation program, policies and practices with respect to the compensation of our executive officers who appear in the “Summary Compensation Table” below (referred to collectively throughout this section as our “named executive officers”). Our named executive officers for the fiscal year ended December 31, 2015 were:

•	Kent S. Ellert, President and Chief Executive Officer of the Company and the Bank;

•	Paul D. Burner, Finance Director and Former Executive Vice President and Chief Financial Officer of the Company and the Bank;

•	Vincent Tese, Executive Chairman of the Company and the Bank;

•	Leslie J. Lieberman, Executive Vice Chairman of the Company and the Bank; and

•	James E. Baiter, Executive Vice President and Chief Credit Officer of the Bank.

Executive Summary

We believe that the Company continued to execute on certain principal strategic objectives during the fiscal year ended December 31, 2015. Our performance during 2015 included such metrics as:

•	Record net income available to common stockholders of $53.4 million, or $1.23 per diluted share, an increase of 138.7% over the prior year

•	Net interest income of $217.8 million, an increase of 24.3%

•	Total loan portfolio increased 32.2% to $5.19 billion

•	Cost of deposits declined 3 basis points to 0.58%

•	Efficiency ratio declined to 64.9%, down from 74.9% for the prior year

•	Total deposits grew to $5.43 billion, up 36.5%

•	ROA increased to 0.82% from 0.41% and ROE increased to 6.21% from 2.89% for the prior year

Such items, and other aspects of the Company’s performance during 2015, are described in greater detail in our Annual Report on Form 10-K for the year ended December 31, 2015.

Objectives of Executive Compensation

Our executive compensation program for all of our executives, including our named executive officers, is designed to pay for performance as well as attract and retain qualified executive officers. In order to accomplish these goals, our executive compensation program is designed to achieve the following:

•	Attract and retain management through meaningful and competitive compensation programs with a primary focus on long-term equity incentives that require continued employment with long-term vesting periods.

•	Align the interests of executive officers with the long-term interests of our stockholders by rewarding our named executive officers with long-term incentives that promote long-term stockholder value creation.

•	Promote stock ownership through providing executive officers with long-term equity incentives and requiring executives to retain meaningful exposure to Company equity through stock ownership guidelines.

•	Reward individuals for performance with compensation tied to Company, individual and business segment performance as appropriate.

Oversight of Executive Compensation Program

The Company’s executive compensation program (which includes the compensation of executives of the Bank) is administered by the Compensation Committee of the Board of Directors. The Compensation Committee, which is comprised entirely of independent directors, is responsible for determining the compensation of the executives, including the named executive officers, of the Company and the Bank and for overseeing the Company’s and the Bank’s executive compensation and benefits programs. In order to put in place executive compensation that reflects our executive compensation objectives, our Compensation Committee looks not only at private sector compensation data and trends but also takes into consideration the regulatory framework in which we operate.

Role of the Compensation Committee and Management

Pursuant to its committee charter, the Compensation Committee is responsible for all aspects of the compensation programs for executive officers. The Compensation Committee takes into account a variety of factors including the regulatory environment, market practices and trends and contractual commitments when formulating compensation programs.

The Compensation Committee then reports and makes a recommendation to the Board of Directors regarding any compensation program. As part of determining an appropriate compensation program, the Compensation Committee reviews and considers the risk profile associated with any such program. The Compensation Committee does not set specific targets for compensation levels but instead reviews each element of compensation independently and determines the appropriate amount for each element, as discussed below. Within the framework of the programs approved by the Compensation Committee, management provides input to the Compensation Committee on compensation actions for executive officers and key select employees based on their evaluation of individual and Company performance. In making decisions regarding the compensation for the named executive officers, the Compensation Committee focuses primarily on the executive officer’s individual performance and our overall Company performance as well as retention needs and overall business environment.

Executive Incentive Plan

On March 23, 2015, upon the recommendation of the Compensation Committee, the Board approved the FCB Financial Holdings, Inc. Executive Incentive Plan. At the Company’s most recent annual meeting on May 27, 2015, the Company’s stockholders approved the Executive Incentive Plan. The Executive Incentive Plan and the awards thereunder serve as an important element of the total compensation package of certain employees of the Company, providing additional annual and long-term incentives, both of which are cash awards that are subject to achievement of specified performance goals, in order to retain persons whose efforts are expected to facilitate the long-term growth and profitability of the Company.

Management Long-Term Incentive Plan

On December 15, 2015, upon the recommendation of the Compensation Committee, the Board approved the FCB Financial Holdings, Inc. Management Long-Term Incentive Plan. Messrs. Ellert, Tese and Lieberman are ineligible to receive awards under the Management Long-Term Incentive Plan. The Management Long-Term Incentive Plan, like the Executive Incentive Plan, and the awards thereunder serve as an important element of the total compensation package of managerial employees of the Company, providing additional long-term incentives, consisting of cash awards that are subject to positive or negative adjustment based on the corresponding variance between budgeted and actual Core pre-tax income, in order to attract and retain persons whose efforts are expected to facilitate the long-term growth and profitability of the Company.

Role of Compensation Consultant

The Compensation Committee has the sole authority to select and retain outside compensation consultants or any other consultants, legal counsel or experts to provide independent advice and assistance in connection with the execution of its responsibilities. The Compensation Committee retained Compensation Advisory Partners LLC (CAP), to provide independent compensation consulting services, particularly in light of the complex regulatory environment in which we operate. CAP has provided a review of our existing executive compensation programs in light of current market conditions and also provided insight on future compensation initiatives.

Say On Pay

As of December 31, 2015, we no longer qualified as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As a result, Section 14A of the Exchange Act requires that we provide stockholders with the opportunity to vote, on a nonbinding advisory basis, for their preference as to how frequently to hold future nonbinding advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC (commonly known as “say-on-pay” votes), described in more detail under Proposal 4 in this proxy statement. Our first say-on-pay vote will occur at our annual meeting for 2017 with respect to the compensation of our named executive officers for the fiscal year ended December 31, 2016.

Stock Ownership Guidelines

The Board has approved guidelines by which the Company will require its executive officers to own an amount of the Company’s common stock with an aggregate value equal to the minimum ownership requirement for such executive officer’s level/position as follows:

Level/Position	Minimum Ownership Requirement

Chief Executive Officer	5x Annual Base Salary
All Other Executive Officers	3x Annual Base Salary

We believe that these guidelines ensure that executive officers hold a sufficient amount of the Company’s common stock to further strengthen the long-term link between the results achieved for the Company’s stockholders and the executive officers. Each executive officer has five years from the date he or she becomes subject to the guidelines to achieve compliance with the guidelines. The Company’s Executive Stock Ownership Guidelines are available on the Company’s website at www.floridacommunitybank.com under the Investor Relations tab.

Clawback Policy

The Board has adopted a clawback policy that provides that if the financial statements of the Company are required to be restated due to intentional misconduct and/or fraud, the Compensation Committee will, when deemed appropriate in its discretion, direct that the Company seek to recover all or a portion of any affected award made to officers who have engaged in the intentional misconduct and/or fraud that caused the need for the restatement with respect to any fiscal period of the Company. The amount to be recovered from such individual will be up to the estimated amount by which the affected award exceeded the amount that would have been paid to (or received by) the employee had the Company’s financial statements been properly stated. The Company’s Clawback Policy is available on the Company’s website at www.floridacommunitybank.com under the Investor Relations tab.

Prohibition on Repricing and Repurchasing Certain Awards

The Board has adopted a policy providing for the prohibition of the repricing of stock options or stock appreciation rights or the purchase of underwater stock options or stock appreciation rights for cash, in each case, without the prior approval of the Company’s stockholders. The Company’s Policy on Repricing Options and Stock Appreciation Rights and Purchasing Underwater Options and Stock Appreciation Rights is available on the Company’s website at www.floridacommunitybank.com under the Investor Relations tab.

Anti-Hedging Policy

The Board has adopted a policy to prohibit all employees and directors of the Company from entering into hedging transactions or similar arrangements with respect to the Company’s securities. The Company’s anti-hedging policy is set forth in the Company’s Securities Trading Policy, which is available on the Company’s website at www.floridacommunitybank.com under the Investor Relations tab.

Employment Arrangements with Named Executive Officers

Each of our named executive officers, other than Mr. Burner, have entered into employment agreements with the Bank. Effective March 1, 2016, Mr. Burner ceased serving as the Company’s Chief Financial Officer. Mr. Burner continues to serve as Finance Director of the Company.

The employment agreements set forth the compensation terms of each such named executive officer’s employment. In accordance with their employment agreements, the named executive officers party thereto are entitled to receive certain benefits if their employment is terminated by the Bank without cause (or by the executive for good reason) or in connection with a change of control. For additional information regarding certain provisions of each named executive officer’s employment agreement, see “Employment Agreements”.

Elements of Compensation

We believe that the compensation packages of our executive officers, including our named executive officers, provide an appropriate blend of fixed and variable compensation with greater emphasis on long-term incentives. The compensation elements for each of our named executive officers were determined as follows:

Base Salary

Base salaries comprise the fixed portion of total compensation and are established based on an executive’s experience, education and other qualifications. In most cases, we have long-term contracts with our named executive officers which set forth the amount of base compensation payable during the term of such agreements. The Compensation Committee reviews salaries and, if considered appropriate, adjusts them to reflect changes in relevant considerations and to remain competitive in the labor market.

On September 1, 2015, the Bank entered into an amendment to the employment agreement with Mr. Ellert, pursuant to which Mr. Ellert’s annual base salary of $650,000 was increased to $950,000, effective May 1, 2015.

Annual Cash Incentive Bonus

Our named executive officers are eligible to receive annual cash incentive bonuses if such bonuses are awarded by our Compensation Committee. These bonuses are designed to reward executives based on the performance of the Company overall, the performance of a specific business area and an individual’s performance.

On March 30, 2015, the Compensation Committee approved annual awards under the Executive Incentive Plan to each of Mr. Ellert, Mr. Tese and Mr. Lieberman, in respect of fiscal year 2015, in amounts equal to 2.5%, 1.25% and 1.25%, respectively, of the Company’s Core Pre-Tax Profits for fiscal year 2015 (defined as the Company’s net income before taxes as adjusted to remove the impact of annual incentive awards under the Executive Incentive Plan and of any unplanned non-recurring events, acquisitions or dispositions of a business, discontinued operations, restructuring charges, and changes in accounting rules or regulations). Such awards were settled in cash following certification and determination by the Compensation Committee.

On September 1, 2015, the Bank entered into an amendment to the employment agreement with Mr. Ellert, pursuant to which Mr. Ellert’s target annual bonus will be 200% of his base salary (as in effect at the end of the year), commencing in 2016. The actual amount of the annual bonus with respect to a year may range from 0% to 300% of his base salary (as in effect at the end of the year), subject to any limitation on the amount and other terms contained in the Bank’s annual incentive plan.

On March 30, 2016, the Compensation Committee confirmed its approval of annual awards under the Executive Incentive Plan to each of Mr. Ellert, Mr. Tese and Mr. Lieberman, in respect of fiscal year 2016, in amounts equal to 2.5%, 1.25% and 1.25%, respectively, of the Company’s Core Pre-Tax Profits for fiscal year 2016. Such awards are to be settled in cash as soon as practicable following certification and determination by the Compensation Committee.

Long-Term Equity Based Compensation

A significant portion of our executives’ compensation is equity based, so that the value of their compensation increases as the value of the Company to our stockholders increases. Most of our named executive officers were given option grants in accordance with the terms and conditions of their employment agreements, which are summarized in “Employment Agreements with Named Executive Officers” below. Our Compensation Committee has the authority to make additional grants to our employees, including our executive officers, on a discretionary basis.

On March 30, 2015, the Compensation Committee approved a long-term Award to Mr. Ellert, in respect of the three-year period ending December 31, 2017 (the “Performance Period”), of 68,040 cash phantom units (“CPUs”), each of which is the equivalent in value to a share of the Company’s Class A Common Stock. The amount payable in settlement of such CPUs is equal to the sum of (i) the number of CPUs earned multiplied by the Applicable Value (as defined in the Executive Incentive Plan) plus (ii) an amount equal to the cash dividends payable on one share of our Class A Common Stock during the Performance Period multiplied by the number of CPUs earned. The number of CPUs earned is based on a schedule under which 0% is earned if the Applicable Value is less than $20.00, 50% is earned if the Applicable Value is $25.00, 100% is earned if the Applicable Value is $30.00, 125% is earned if the Applicable Value is $35.00, and 150% is earned if the Applicable Value is $40.00 or more, with the percentage of CPUs earned to be determined by proportionate interpolation if the Applicable Value is between any of the Applicable Values set forth in such schedule. The amount payable in settlement of such CPUs will be payable in cash or, in the discretion of the Compensation Committee, in whole or in part, in shares of Class A Common Stock having an equivalent value based on the Applicable Value, in 2018 as soon as practicable following certification and determination by the Compensation Committee, but no later than March 15, 2018.

On March 29, 2016, the Compensation Committee approved awards of 60,606, 30,303 and 30,303 restricted shares under the 2016 Stock Incentive Plan to each of Mr. Ellert, Mr. Tese and Mr. Lieberman, respectively. The restricted shares are subject to forfeiture when granted. Provided the performance criteria described below are met and the recipient is still an employee on the applicable date, one-third of the restricted shares will vest (i.e., no longer be subject to forfeiture) on December 31, 2016, and an additional one-third of the restricted shares will vest on each of December 31, 2017 and 2018. The performance criteria will be met if the Company’s Core Pre-Tax Profits for calendar year 2016 exceed 85% of the budgeted amounts. If the performance criteria are not met, all of the restricted shares will be forfeited. The restricted share awards are subject to stockholder approval of the 2016 Stock Incentive Plan.

Limited Perquisites

The named executive officers are entitled to receive limited perquisite benefits including reimbursement for travel and business related expenses, and a monthly car allowance or car (including insurance, maintenance, and fuel). These benefits are described in greater detail under “Employment Agreements with Named Executive Officers.”

Tax Implications

The Compensation Committee takes into consideration the requirements for a public company in order to maintain tax deductibility of certain compensation under Section 162(m) of the Internal Revenue Code. It is possible, however, that awards intended to qualify for such tax deduction may not do so. Moreover, the Compensation Committee may, in certain circumstances, approve compensation arrangements that include compensation which is not tax deductible.

Compensation Risk Assessment

At least annually, the Compensation Committee conducts an assessment of the compensation policies and practices for our employees, including our executive officers, and whether such policies and practices created risks that were reasonably likely to have a material adverse effect on the Company.

We believe our compensation programs strike the appropriate balance between short-term and long-term components. We consider the potential risks in our business when designing and administering our compensation programs, and we believe our balanced approach to performance measurement and compensation decisions works to mitigate the risk that employees, including our executive officers, will be encouraged to undertake excessive or inappropriate risk. The Company’s compensation program also is subject to internal controls, and we rely on principles of sound governance and good business judgment in administering our compensation programs.

Based on its assessment in 2015, the Compensation Committee has determined, in its reasonable business judgment, that the Company’s compensation policies and practices as generally applicable to its executive officers and employees do not create risks that are reasonably likely to have a material adverse effect on the Company, and instead promote behaviors that support long-term sustainability and stockholder value creation.

REPORT OF THE COMPENSATION COMMITTEE

The following report of the Compensation Committee does not constitute soliciting material and should not and will not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee of the Board of Directors:

Frederic Salerno, Chairman

Alan S. Bernikow

Howard R. Curd

Gerald Luterman

Paul Anthony Novelly

Summary Compensation Table

The following table sets forth information concerning all compensation awarded to, earned by or paid to our principal executive officer, our principal financial officer and our two other most highly compensated executive officers, collectively referred to as “named executive officers” in this proxy statement, for all services rendered in all capacities to us and our subsidiaries for the three most recent fiscal years of the Company.

	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non- Equity Incentive Plan Compensation ($)		Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (2)	Total ($)
Kent S. Ellert	2015	841,539	-	-	-	4,111,896	(8)	-	1,500	4,954,935
President and Chief Executive Officer	2014	597,500	1,600,000	-	593,000	-		-	6,400	2,796,900
of the Company and the Bank (3)	2013	414,640	750,000	-	-	-		-	5,100	1,169,740

Paul D. Burner	2015	400,000	100,000	-	-	-		-	8,308	508,308
Executive Vice President and Chief Financial Officer	2014	400,000	100,000	-	-	-		-	1,231	501,231
of the Company and the Bank (4)	2013	400,000	400,000	-	56,100	-		-	1,231	857,331

Vincent S. Tese	2015	500,000	-	-	-	1,276,500	(9)	-	-	1,776,500
Executive Chairman of the	2014	500,000	1,000,000	-	-	-		-	-	1,500,000
Company and the Bank (5)	2013	300,000	400,000	-	-	-		-	-	700,000

Leslie J. Lieberman	2015	500,000	-	-	-	1,276,500	(9)	-	-	1,776,500
Executive Vice Chairman of the	2014	500,000	1,000,000	-	-	-		-	-	1,500,000
Company and the Bank (6)	2013	300,000	400,000	-	-	-		-	-	700,000

James Baiter	2015	361,539	300,000	-	-	200,000	(10)	-	12,019	873,558
Chief Credit Officer (7)	2014	291,058	250,000	-	296,500	-		-	9,662	847,220
	2013	275,000	250,000	-	56,100	-		-	9,102	590,202

(1)	The amounts in the “option awards” column reflect the aggregate grant date fair value of the stock options awarded during the applicable year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or FASB ASC Topic 718. The fair value of the stock options is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 15 to our consolidated financial statements for the three year period ended December 31, 2015 included in our Annual Report on Form 10-K. The foregoing does not include a 2013 modification to the 2009 Warrants which extended the expiration date of the 2009 Warrants originally issued as a distribution in respect of the Company’s existing equity prior to its initial private placement financing. The Summary Compensation Table also does not include certain stock-based compensation awards for which completion of the applicable performance condition was not considered probable as of December 31, 2013, the end of the year of award, including certain 2013 Stock Incentive Plan awards granted at the same time as, and conditioned upon, the cancellation of an aggregate of 2,142,000 2010 Warrants.

(2)	Consists of Company contributions to the Company’s 401(k) plan, and, in the case of Mr. Baiter, the personal use of a company-owned automobile, the incremental cost of which was $3,942, $5,129, and $7,029 for the fiscal years ended December 31, 2015, 2014, and 2013, respectively.

(3)	Mr. Ellert became President and Chief Executive Officer of the Company and the Bank on March 22, 2013 and January 26, 2013, respectively. The foregoing table does not include (i) certain options awarded to Mr. Ellert in 2013 subject to completion of a performance condition that was not considered probable as of the end of the year of award, which options became exercisable in 2014 as a result of the subsequent completion of that performance condition (such options would have had a grant date fair value based on the estimated fair value of the Company’s common stock on the date of grant of $1,791,000), (ii) the July 31, 2014 cancellation of certain 2010 Warrants held by Mr. Ellert with an estimated fair value of $89,964 (with respect to which cancellation the Company recorded the fair value as a reduction to expense of $89,964), and (iii) certain restricted stock units awarded in 2013, subject to consummation of the Company’s initial public offering in 2014 (such shares would have had a grant date fair value, based on the estimated fair value of the Company’s common stock on the date of grant, of $3,291,654). See Notes 14 and 15 to our consolidated financial statements for the three year period ended December 31, 2015 included in our Annual Report on Form 10-K.

(4)	The foregoing does not include certain options awarded to Mr. Burner in 2013 subject to completion of a performance condition that was not considered probable as of the end of the year of award, which options became exercisable in 2014 as a result of the subsequent completion of that performance condition (such options would have had a grant date fair value based on the estimated fair value of the Company’s common stock on the date of grant of $434,000). See Note 15 to our consolidated financial statements for the three year period ended December 31, 2015 included in our Annual Report on Form 10-K.

(5)	The foregoing table does not include (i) a 2013 modification to the expiration date of certain 2009 Warrants extending the expiration date thereof (with respect to which the Company recorded and expense of $1,081,230 at July 31, 2014, (ii) certain options awarded to Mr. Tese in 2013 subject to completion of a performance condition that was not considered probable as of the end of the year of award, which options became exercisable in 2014 as a result of the subsequent completion of that performance condition (such options would have had a grant date fair value based on the estimated fair value of the Company’s common stock on the date of grant of $1,791,000), (iii) the July 31, 2014 cancellation of certain 2010 Warrants held by Mr. Tese with an estimated fair value of $449,820 (with respect to which cancellation the Company recorded the fair value as a reduction to expense of $449,820), and (iv) certain restricted stock units awarded in 2013, subject to consummation of the Company’s initial public offering in 2014 (such shares would have had a grant date fair value, based on the estimated fair value of the Company’s common stock on the date of grant, of $3,291,673). See Notes 14 and 15 to our consolidated financial statements for the three year period ended December 31, 2015 included in our Annual Report on Form 10-K.

(6)	The foregoing table does not include (i) a 2013 modification to the expiration date of certain 2009 Warrants extending the expiration date thereof (with respect to which the Company recorded an expense of $1,081,230 at July 31, 2014, (ii) certain options awarded to Mr. Leiberman in 2013 subject to completion of a performance condition that was not considered probable as of the end of the year of award, which options became exercisable in 2014 as a result of the subsequent completion of that performance condition (such options would have had a grant date fair value based on the estimated fair value of the Company’s common stock on the date of grant of $1,791,000), (iii) the July 31, 2014 cancellation of certain 2010 Warrants held by Mr. Leiberman with an estimated fair value of $449,820 (with respect to which cancellation the Company recorded the fair value as a reduction to expense of $449,820), and (iv) certain restricted stock units awarded in 2013, subject to consummation of the Company’s initial public offering in 2014 (such shares would have had a grant date fair value, based on the estimated fair value of the Company’s common stock on the date of grant, of $3,291,673). See Notes 14 and 15 to our consolidated financial statements for the three year period ended December 31, 2015, included in our Annual Report on Form 10-K.

(7)	The foregoing table does not include certain options awarded to Mr. Baiter in 2013 subject to completion of a performance condition that was not considered probable as of the end of the year of award, which options became exercisable in 2014 as a result of the subsequent completion of that performance condition (such options would have had a grant date fair value based on the estimated fair value of the Company’s common stock on the date of grant of $173,600). See Notes 14 and 15 to our consolidated financial statements for the three year period ended December 31, 2015, included in our Annual Report on Form 10-K.

(8)	Represents the sum of (i) $2,553,100 actually paid on December 16, 2015 pursuant to an annual award granted under our Executive Incentive Plan on March 23, 2015; and (ii) $1,558,796 being the estimated fair value of 68,040 cash phantom units awarded under our Executive Incentive Plan on March 30, 2015 in respect of a three-year performance period ending December 31, 2017. See Note 15 to our consolidated financial statements for the three year period ended December 31, 2015, included in our Annual Report on Form 10-K.

(9)	Represents the amount actually paid on December 16, 2015 pursuant to an annual award granted under our Executive Incentive Plan on March 30, 2015. See Note 15 to our consolidated financial statements for the three year period ended December 31, 2015, included in our Annual Report on Form 10-K.

(10)	Represents the target value of the 2015 award granted to Mr. Baiter under the Company’s Management Long-Term Incentive Plan, pursuant to which the actual amount payable at the conclusion of the performance period (a three year period ending December 31, 2018) is subject to positive or negative adjustment based on our actual core pre-tax income relative to our budgeted core pre-tax income. See Note 15 to our consolidated financial statements for the three year period ended December 31, 2015, included in our Annual Report on Form 10-K.

Grants of Plan-Based Awards Table

The table below provides information regarding the non-equity incentive awards granted to the named executive officers during 2015.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Kent S. Ellert	3/30/2015	(1)	680,400	2,041,200	7,500,000
Paul D. Burner			-	-	-
Vincent S. Tese			-	-	-
Leslie J. Lieberman			-	-	-
James Baiter	12/15/15	(2)	84,375	200,000	390,625

(1)	Represents estimated payments to be made under a long-term incentive award granted pursuant to our Executive Incentive Plan in respect of the three-year performance period period ending December 31, 2017. The award granted Mr. Ellert a total of 68,040 cash phantom units (“CPUs”), each of which is the equivalent in value to a share of our Class A Common Stock. The amount payable in settlement of such CPUs is equal to the sum of (i) the number of CPUs earned multiplied by the Applicable Value (as defined in the Executive Incentive Plan) plus (ii) an amount equal to the cash dividends payable on one share of our Class A Common Stock during the Performance Period multiplied by the number of CPUs earned. The number of CPUs earned is based on a schedule under which 0% is earned if the Applicable Value is less than $20.00, 50% is earned if the Applicable Value is $25.00, 100% is earned if the Applicable Value is $30.00, 125% is earned if the Applicable Value is $35.00, and 150% is earned if the Applicable Value is $40.00 or more, with the percentage of CPUs earned to be determined by proportionate interpolation if the Applicable Value is between any of the Applicable Values set forth in such schedule. The amount payable in settlement of such CPUs will be payable in cash or, in the discretion of the Compensation Committee, in whole or in part, in shares of Class A Common Stock having an equivalent value based on the Applicable Value, in 2018 as soon as practicable following certification and determination by the Compensation Committee, but no later than March 15, 2018.
(2)	Represents estimated under a long-term incentive award granted pursuant to our Management Long-Term Incentive Plan in respect of the three-year performance period ending December 31, 2018. The targeted award is subject to adjustment in each fiscal year of the performance period based on our core pre-tax income (“CPTI”) for that year. If the actual CPTI is less than budgeted CPTI by more than 9.99%, the award will negatively adjusted to 75% of the target amount. If the actual CPTI is more than budgeted CPTI by more than 9.99%, the award will positively adjusted to 125% of the target amount. If actual CPTI is within ±9.99% of budgeted CPTI, no adjustment will be made. The amount payable in respect of the final award will be payable in cash in 2019 as soon as practicable following certification and determination by the Compensation Committee, but no later than March 15, 2019.

Outstanding Equity Awards at 2015 Year-End

The following table provides a summary of equity awards outstanding as of December 31, 2015 for the named executive officers:

	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Grant Date	Option Expiration Date
Kent S. Ellert	300,000	-		20.00	9/26/2010	9/26/2020
	200,000	-		21.00	1/10/2011	1/10/2021
	75,000	-		20.62	3/8/2012	3/8/2022
	150,000	300,000	(1)	19.75	12/23/2013	12/23/2023
	33,334	66,666		19.75	4/29/2014	4/29/2024

Paul D. Burner	50,000	-		19.64	7/6/2012	7/6/2022
	6,667	3,333	(2)	19.75	11/19/2013	11/19/2023
	66,667	33,333	(2)	19.75	12/23/2013	12/23/2023

Vincent S. Tese	127,510	-		20.00	12/9/2009	12/9/2019
	24,023	-		20.00	3/29/2010	3/29/2020
	95,134	-		21.00	1/10/2011	1/10/2021
	150,000	300,000	(1)	19.75	12/23/2013	12/23/2023

Leslie J. Lieberman	127,510	-		20.00	12/9/2009	12/9/2019
	24,023	-		20.00	3/29/2010	3/29/2020
	95,134	-		21.00	1/10/2011	1/10/2021
	150,000	300,000	(1)	19.75	12/23/2013	12/23/2023

James Baiter	50,000	-		20.00	03/29/10	03/29/20
	100,000	-		21.00	01/10/11	01/10/21
	50,000	-		20.62	03/08/12	03/08/22
	10,000	3,333	(2)	19.75	11/19/13	11/19/23
	40,000	13,333	(2)	19.75	12/23/13	12/23/23
	50,000	16,666	(2)	19.75	04/29/14	04/29/24

(1)	These options vested immediately upon issuance; however, one-third of such options first became exercisable on February 6, 2015, and one-third of such options became exercisable on February 6, 2016 with the remaining options becoming exercisable on February 6, 2017; provided that all options will become exercisable upon the occurrence of a change in control transaction.
(2)	One-third of the options become exercisable on the first, second and third anniversaries of the option grant date.

Option Exercises and Stock Vested in 2015

As of December 31, 2015, 3,707,898 shares of Class A Common Stock were issuable upon the exercise of outstanding stock options granted under our 2009 Option Plan with a weighted average exercise price of $20.67 per share. Of these options, 3,206,683 were vested. As of December 31, 2015, 2,367,187 shares of Class A Common Stock were issuable upon the exercise of outstanding stock options granted under our 2013 Stock Incentive Plan with a weighted average exercise price of $20.37 per share. Of these options, 1,995,532 options were vested as of such date. No named executive officer exercised options in 2015.

Employment Agreements

The Bank currently has employment agreements with Kent S. Ellert, Vincent S. Tese, Les J. Lieberman and James E. Baiter. We have included below descriptions of the current employment agreements for each of these named executive officers.

Kent S. Ellert – President and Chief Executive Officer of the Company and the Bank

On July 18, 2014, the Bank entered into an employment agreement with Mr. Ellert, which was subsequently amended on September 1, 2015 and April 1, 2016, which provides for a term of employment ending April 30, 2018.

Pursuant to Mr. Ellert’s employment agreement, as amended, Mr. Ellert’s annual base salary of $650,000 was increased to $950,000, effective May 1, 2015. Mr. Ellert is eligible to receive an annual cash incentive bonus as may be approved by the Compensation Committee of the Bank in its discretion pursuant to the terms of the Bank’s annual incentive plan, as it may be amended from time to time. Commencing in 2016, Mr. Ellert’s target annual bonus will be 200% of his base salary (as in effect at the end of the year). The actual amount of the annual bonus with respect to a year may range from 0% to 300% of his base salary (as in effect at the end of the year), subject to any limitation on the amount and other terms contained in the Bank’s annual incentive plan.

The Bank will also reimburse Mr. Ellert for all reasonable and necessary travel and business expenses incurred by him in accordance with, and subject to, the Bank’s standard policies, and provide Mr. Ellert with a car, and cover the costs associated with the operation of the car, including insurance, maintenance and fuel.

The Bank may terminate Mr. Ellert’s employment with or without cause, and Mr. Ellert may terminate his employment with or without good reason. Mr. Ellert’s employment may also be terminated as a result of his death or disability and he may be eligible for certain enhanced severance benefits upon a change of control. Further detail regarding severance obligations to Mr. Ellert, including the definitions of “cause”, “good reason”, “change of control,” and “disability,” are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

Under his employment agreement, as amended, Mr. Ellert is subject to certain covenants, including, but not limited to, a covenant not to enter into a competing business or solicit employees or customers of the Bank to terminate their relationship with the Bank for a period of two years after the date of termination of his employment, and a non-disclosure covenant. If, at the time of termination of Mr. Ellert’s employment or any time thereafter, Mr. Ellert is in material breach of any of the covenants in the employment agreement (which breach, if susceptible to cure, continues unremedied following 15 days written notice from the Bank to Mr. Ellert), except as otherwise required by law, he would not be entitled to any of the payments described above (or if payments had commenced, any continued payment).

As part of the consideration for Mr. Ellert’s agreement to amend his employment agreement, as of April 1, 2016, to extend the period of his covenant not to compete or solicit from one year to two years after a termination of his employment, Mr. Ellert received a lump sum cash payment of $950,000, in addition to a grant of 60,606 shares of restricted stock under the Company’s 2016 Stock Incentive Plan (subject to stockholder approval of that plan, as described below).

Pursuant to his employment agreement, the Bank has agreed to indemnify Mr. Ellert for liabilities incurred because of his employment and to provide him with the full protection of any directors’ and officers’ liability insurance policies maintained generally for the benefit of its officers.

Vincent S. Tese – Executive Chairman of the Company and the Bank

On July 18, 2014, the Bank entered into a non-exclusive employment agreement with Mr. Tese providing for a term of employment ending April 30, 2017.

Pursuant to his employment agreement, Mr. Tese is entitled to an annual base salary of $500,000, effective May 1, 2014. Mr. Tese is eligible to receive an annual cash incentive bonus as may be approved by the Compensation Committee of the Bank in its discretion pursuant to the terms of the Bank’s annual incentive plan, as it may be amended from time to time. The Bank will also reimburse Mr. Tese for all reasonable and necessary travel and business expenses incurred by him in accordance with, and subject to, the Bank’s standard policies, and provide Mr. Tese with a car, and cover the costs associated with the operation of the car, including insurance, maintenance and fuel.

The Bank may terminate Mr. Tese’s employment with or without cause, and Mr. Tese may terminate his employment with or without good reason. Mr. Tese’s employment may also be terminated as a result of his death or disability and he may be eligible for certain enhanced severance benefits upon a change of control. Further detail regarding severance obligations to Mr. Tese, including the definitions of “cause”, “good reason”, “change of control,” and “disability,” are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

Under his employment agreement, Mr. Tese is subject to certain covenants, including, but not limited to, a covenant not to enter into a competing business or solicit employees or customers of the Bank to terminate their relationship with the Bank for a period of one year after the date of termination of his employment, and a non-disclosure covenant. If, at the time of termination of Mr. Tese’s employment or any time thereafter, Mr. Tese is in material breach of any of the covenants in the employment agreement (which breach, if susceptible to cure, continues unremedied following 15 days written notice from the Bank to Mr. Tese), except as otherwise required by law, he would not be entitled to any of the payments described above (or if payments had commenced, any continued payment).

Pursuant to his employment agreement, the Bank has agreed to indemnify Mr. Tese for liabilities incurred because of his employment and to provide him with the full protection of any directors’ and officers’ liability insurance policies maintained generally for the benefit of its officers.

Les J. Lieberman – Executive Vice Chairman of the Company and the Bank

On July 18, 2014, the Bank entered into a non-exclusive employment agreement with Mr. Lieberman providing for a term of employment ending April 30, 2017.

Pursuant to his employment agreement, Mr. Lieberman is entitled to an annual base salary of $500,000, effective May 1, 2014. Mr. Lieberman is eligible to receive an annual cash incentive bonus as may be approved by the Compensation Committee of the Bank in its discretion pursuant to the terms of the Bank’s annual incentive plan, as it may be amended from time to time. The Bank will also reimburse Mr. Lieberman for all reasonable and necessary travel and business expenses incurred by him in accordance with, and subject to, the Bank’s standard policies.

The Bank may terminate Mr. Lieberman’s employment with or without cause, and Mr. Lieberman may terminate his employment with or without good reason. Mr. Lieberman’s employment may also be terminated as a result of his death or disability and he may be eligible for certain enhanced severance benefits upon a change of control. Further detail regarding severance obligations to Mr. Lieberman, including the definitions of “cause”, “good reason”, “change of control,” and “disability,” are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

Under his employment agreement, Mr. Lieberman is subject to certain covenants, including, but not limited to, a covenant not to enter into a competing business or solicit employees or customers of the Bank to terminate their relationship with the Bank for a period of one year after the date of termination of his employment, and a non-disclosure covenant. If, at the time of termination of Mr. Lieberman’s employment or any time thereafter, Mr. Lieberman is in material breach of any of the covenants in the employment agreement (which breach, if susceptible to cure, continues unremedied following 15 days written notice from the Bank to Mr. Lieberman), except as otherwise required by law, he would not be entitled to any of the payments described above (or if payments had commenced, any continued payment).

Pursuant to his employment agreement, the Bank has agreed to indemnify Mr. Lieberman for liabilities incurred because of his employment and to provide him with the full protection of any directors’ and officers’ liability insurance policies maintained generally for the benefit of its officers.

James E. Baiter – Executive Vice President and Chief Credit Officer of the Bank

On May 1, 2014, the Bank entered into a new employment agreement with James E. Baiter. Pursuant to his employment agreement, Mr. Baiter’s term of employment ends on April 30, 2117. Pursuant to the employment agreement, Mr. Baiter is entitled to an annual base salary of $300,000. Mr. Baiter is eligible to receive an annual cash incentive bonus as may be approved by the Compensation Committee of the Bank in its discretion pursuant to the terms of the Bank’s annual incentive plan, as it may be amended from time to time. The Bank will also reimburse Mr. Baiter for all reasonable and necessary travel and business expenses incurred by him in accordance with, and subject to, the Bank’s standard policies.

The Bank may terminate Mr. Baiiter’s employment with or without cause, and Mr. Baiter may terminate his employment with or without good reason. Mr. Baiter’s employment may also be terminated as a result of his death or disability and he may be eligible for certain enhanced severance benefits upon a change of control. Further detail regarding severance obligations to Mr. Baiter, including the definitions of “cause”, “good reason”, “change of control,” and “disability,” are set forth below under the heading “Potential Payments Upon Termination or Change in Control.”

Under his employment agreement, Mr. Baiter is subject to certain covenants, including, but not limited to, a covenant not to enter into a competing business or solicit employees or customers of the Bank to terminate their relationship with the Bank for a period of one year after the date of termination of his employment, and a non-disclosure covenant. If, at the time of termination of Mr. Baiter’s employment or any time thereafter, Mr. Baiter is in material breach of any of the covenants in the employment agreement (which breach, if susceptible to cure, continues unremedied following 15 days written notice from the Bank to Mr. Baiter), except as otherwise required by law, he would not be entitled to any of the payments described above (or if payments had commenced, any continued payment).

Potential Payments Upon Termination or Change in Control

Each of the employment agreements for Messrs. Ellert, Tese, Lieberman and Baiter includes certain severance payments upon termination of employment or a change of control of the Bank, subject to the executive’s execution of a general release and waiver of claims against us or our affiliates. The following discussion addresses such potential payments. The following description of the severance payments applies generally with respect to Messrs. Ellert, Tese, Lieberman and Baiter, except as specifically noted.

The following termination and change of control-related circumstances would trigger payments or the provision of other benefits:

•	Termination by the Bank for cause or by the executive without good reason.
•	Termination by the Bank without cause or by the executive for good reason.
•	Termination within six months before or 12 months following a change of control (i) by the Bank without cause or (ii) by the executive for good reason.
•	Termination due to the executive’s death or by the Bank based on the executive’s disability.

If the executive’s employment is terminated under any circumstances, he is entitled to certain accrued benefits as follows: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; and (iv) any benefits to which he might be entitled upon termination pursuant to the benefit, annual bonus and incentive plans and programs referred to in the employment agreement in accordance with the terms of such plans and programs.

Termination for Cause by the Bank or Without Good Reason by the Executive

If the executive’s employment is terminated by the Bank for cause, or if the executive terminates his employment without good reason, he is entitled only to his accrued benefits.

Termination Without Cause by the Bank or for Good Reason by the Executive

If the executive’s employment is terminated by the Bank without cause, or if the executive terminates his employment for good reason, he is entitled to the following, in addition to his accrued benefits: (i) a severance payment of an amount equal to the sum of (A) his salary and (B) an amount equal to the average of the annual bonuses paid or payable by the Bank to the executive for the two annual bonus periods ended immediately prior to the year in which his employment was terminated, payable in equal installments during the 12 months following the date of termination in accordance with the Bank’s normal payroll practices, and (ii) up to 18 months of the monthly premiums for COBRA continuation coverage.

Change of Control

In the case of Mr. Ellert, if the executive’s employment is terminated prior to the expiration of the term within six months before or 12 months following a change of control (A) by the Bank without cause or (B) by the executive for good reason, he is entitled to the following, in addition to his accrued benefits: (i) a severance payment of an amount equal to the product of three times the sum of (A) his salary and (B) an amount equal to the average of the annual bonuses paid or payable by the Bank to the executive for the two annual bonus periods ended immediately prior to the year in which his employment was terminated, payable in equal installments during the 36 months following the date of termination in accordance with the Bank’s normal payroll practices, and (ii) up to 18 months of the monthly premiums for COBRA continuation coverage.

In the case of each of Messrs. Tese, Lieberman and Baiter, if the executive’s employment is terminated prior to the expiration of the term within six months before or 12 months following a change of control (A) by the Bank without cause or (B) by the executive for good reason, he is entitled to the following, in addition to his accrued benefits: (i) a severance payment of an amount equal to the product of two times the sum of (A) his salary and (B) an amount equal to the average of the annual bonuses paid or payable by the Bank to the executive for the two annual bonus periods ended immediately prior to the year in which his employment was terminated, payable in equal installments during the 24 months following the date of termination in accordance with the Bank’s normal payroll practices, and (ii) up to 18 months of the monthly premiums for COBRA continuation coverage.

Termination of Employment Due to Death or Disability

If the executive’s employment is terminated prior to the expiration of the term by reason of death or disability, he, or his estate or beneficiaries, are entitled to the following, in addition to his accrued benefits: (i) continued payment of his salary to himself in the case of disability (less any disability benefits provided to the executive under any disability insurance paid for or for which premiums paid by the executive were reimbursed by the Bank) and to his estate in the case of death, in the case of disability, through the end of the term, and in the case of death, for each of Messrs. Ellert, Tese and Lieberman, through the thirty-six month period following his death, and for Mr. Baiter, through the end of the term (less any life insurance benefits provided by the Bank or any life insurance policy paid for, or for which the premiums paid by Mr. Baiter were reimbursed, by the Bank), and (ii) in the case of disability, up to 18 months of the monthly premiums for COBRA continuation coverage and in the case of death, in the event the executive’s spouse timely elected COBRA continuation coverage, the monthly premiums during the COBRA continuation coverage period paid for the level of coverage the executive maintained prior to his death.

The following table quantifies the potential payments to Mr. Ellert upon termination or change of control, assuming that such termination or change of control was effective as of December 31, 2015.

	Voluntary Resignation	Termination for Cause or Without Good Reason	Termination Without Cause or for Good Reason		Termination Without Cause or for Good Reason (w/ Change in Control)(2)		Termination Due to Death		Termination Due to Disability
Cash Payment
Base Salary	-	-	-		-		2,850,000	(1)	2,223,000	(2)
Severance Benefit	-	-	2,125,000	(3)	6,375,000	(4)	-		-
Total Cash Payments	-	-	2,125,000		6,375,000		2,850,000		2,223,000

Benefits & Perquisites
Health and Welfare Benefits (5)	-	-	16,381		16,381		32,761		16,381
Total Benefits & Perquisites	-	-	16,381		16,381		32,761		16,381

Long-Term Incentive Compensation
Value of Accelerated Options	-	-	-		5,881,339		-		-
Value of Non-Equity Incentive Plan Awards	-	-	1,046,709		3,140,128		1,046,709		1,046,709
Total Value of Long-Term Incentive Compensation	-	-	6,561,739		9,021,467		1,046,709		1,046,709

Total Value of Payments and Benefits	-	-	3,188,090		15,412,848		3,929,470		3,286,090

(1)	Represents continued payment of salary during the 36 month period following Mr. Ellert’s death in accordance with our normal payroll practices.
(2)	Represents continued payment of Mr. Ellert’s annual Base Salary during the during the remainder of the term of Mr. Ellert’s Employment Agreement in accordance with our normal payroll practices.

(3)	Represents the sum of Mr. Ellert’s annual Base Salary plus the average annual bonus paid or payable to Mr. Ellert during the two years immediately preceding the year in which his employment is terminated. Amount is payable during the 12 months following termination in accordance with our normal payroll practices.
(4)	Represents three times the sum of Mr. Ellert’s annual Base Salary and average annual bonus paid or payable to Mr. Ellert during the two years immediately preceding the year in which his employment is terminated. Amount is payable during the 36 months following termination in accordance with our normal payroll practices.
(5)	Consists of reimbursement for COBRA coverage premiums during the maximum period of continuation coverage.

The following table quantifies the potential payments to Mr. Tese upon termination or change of control, assuming that such termination or change of control was effective as of December 31, 2015.

	Voluntary Resignation	Termination for Cause or Without Good Reason	Termination Without Cause or for Good Reason		Termination Without Cause or for Good Reason (w/ Change in Control)		Termination Due to Death		Termination Due to Disability
Cash Payment
Base Salary	-	-	-		-		1,500,000	(1)	670,000	(2)
Severance Bonus Amount	-	-	1,200,000	(3)	2,400,000	(4)	-		-
Total Cash Payments	-	-	1,200,000		2,400,000		1,500,000		670,000

Benefits & Perquisites
Health and Welfare Benefits	-	-	-		-		-		-
Total Benefits & Perquisites	-	-	-		-		-		-

Long-Term Incentive Compensation
Value of Accelerated Options	-	-	-		4,812,016		-		-
Total Value of Accelerated Equity Awards	-	-	-		4,812,016		-		-

Total Value of Payments and Benefits	-	-	1,200,000		7,212,016		1,500,000		670,000

(1)	Represents continued payment of salary during the 36 month period following Mr. Tese’s death in accordance with our normal payroll practices.
(2)	Represents continued payment of Mr. Tese’s annual Base Salary during the during the remainder of the term of Mr. Tese’s Employment Agreement in accordance with our normal payroll practices.
(3)	Represents the sum of Mr. Tese’s annual Base Salary plus the average annual bonus paid or payable to Mr. Tese during the two years immediately preceding the year in which his employment is terminated. Amount is payable during the 12 months following termination in accordance with our normal payroll practices.
(4)	Represents three times the sum of Mr. Tese’s annual Base Salary and average annual bonus paid or payable to Mr. Tese during the two years immediately preceding the year in which his employment is terminated. Amount is payable during the 24 months following termination in accordance with our normal payroll practices.

The following table quantifies the potential payments to Mr. Lieberman upon termination or change of control, assuming that such termination or change of control was effective as of December 31, 2015.

	Voluntary Resignation	Termination for Cause or Without Good Reason	Termination Without Cause or for Good Reason		Termination Without Cause or for Good Reason (w/ Change in Control)		Termination Due to Death		Termination Due to Disability
Cash Payment
Base Salary	-	-	-		-		1,500,000	(1)	670,000	(1)
Severance Bonus Amount	-	-	1,200,000	(2)	2,400,000	(3)	-		-
Total Cash Payments	-	-	1,200,000		2,400,000		1,500,000		670,000

Benefits & Perquisites
Health and Welfare Benefits (4)	-	-	24,977		24,977		49,954		24,977
Total Benefits & Perquisites	-	-	24,977		24,977		49,954		24,977

Long-Term Incentive Compensation
Value of Accelerated Options	-	-	-		4,812,016		-		-
Value of Long-Term Incentive Award	-	-	-		-		-		-
Total Value of Long-Term Compensation	-	-	-		4,812,016		-		-

Total Value of Payments and Benefits	-	-	1,224,977		7,236,993		1,549,954		694,977

(1)	Represents continued payment of salary during the 36 month period following Mr. Lieberman’s death in accordance with our normal payroll practices.
(2)	Represents continued payment of Mr. Lieberman’s annual Base Salary during the during the remainder of the term of Mr. Lieberman Employment Agreement in accordance with our normal payroll practices.
(3)	Represents the sum of Mr. Lieberman’s annual Base Salary plus the average annual bonus paid or payable to Mr. Lieberman during the two years immediately preceding the year in which his employment is terminated. Amount is payable during the 12 months following termination in accordance with our normal payroll practices.
(4)	Represents three times the sum of Mr. Lieberman’s annual Base Salary and average annual bonus paid or payable to Mr. Lieberman during the two years immediately preceding the year in which his employment is terminated. Amount is payable during the 24 months following termination in accordance with our normal payroll practices.
(5)	Consists of reimbursement for COBRA coverage premiums during the maximum period of continuation coverage.

The following table quantifies the potential payments to Mr. Baiter upon termination or change of control, assuming that such termination or change of control was effective as of December 31, 2015.

	Voluntary Resignation	Termination for Cause or Without Good Reason	Termination Without Cause or for Good Reason		Termination Without Cause or for Good Reason (w/ Change in Control)		Termination Due to Death		Termination Due to Disability
Cash Payment
Base Salary	-	-	-		-		532,000	(1)	532,000	(1)
Severance Bonus Amount	-	-	650,000	(2)	1,300,000	(3)	-		-
Total Cash Payments	-	-	650,000		1,300,000		532,000		532,000

Benefits & Perquisites
Health and Welfare Benefits (4)	-	-	26,362		26,362		52,724		26,362
Total Benefits & Perquisites	-	-	26,362		26,362		52,724		26,362

Long-Term Incentive Compensation
Value of Accelerated Options	-	-	-		1,015,861		-		-
Value of Long-Term Incentive Award	-	-	-		200,000		-		-
Total Value of Long-Term Compensation	-	-	-		1,215,861		-		-

Total Value of Payments and Benefits	-	-	1,692,223		2,542,223		1,600,585		1,574,223

(1)	Represents continued payment of Mr. Baiter’s annual Base Salary during the during the remainder of the term of Mr. Baiter’s Employment Agreement in accordance with our normal payroll practices.

(2)	Represents the sum of Mr. Baiter’s annual Base Salary plus the average annual bonus paid or payable to Mr. Baiter during the two years immediately preceding the year in which his employment is terminated. Amount is payable during the 12 months following termination in accordance with our normal payroll practices.
(3)	Represents two times the sum of Mr. Baiter’s annual Base Salary and average annual bonus paid or payable to Mr. Baiter during the two years immediately preceding the year in which his employment is terminated. Amount is payable during the 24 months following termination in accordance with our normal payroll practices.
(4)	Consists of reimbursement for COBRA coverage premiums during the maximum period of continuation coverage.

For purposes of the employment agreements, “cause,” “change of control,” “good reason” and “disability” are defined as follows:

“Cause” generally includes:

•	the misappropriation of funds or property of the Bank or its affiliates, or willful destruction of property of the Bank or of its affiliates;
•	the conviction of (1) a felony or (2) any crime involving fraud, dishonesty or moral turpitude or that materially impairs the executive officer’s ability to perform his duties with the Bank or that causes material damage to the Bank or its affiliates;
•	the violation of any banking law or regulation or agreement with any banking agency having jurisdiction over the Bank which is reasonably likely to result in damage to the Bank or its affiliates;
•	engaging in willful misconduct which constitutes a breach of fiduciary duty or the duty of loyalty to the Bank or its affiliates and which is reasonably likely to result in material damage to the Bank or its affiliates;
•	the willful and material failure to perform his duties with the Bank (other than as a result of total or partial incapacity due to physical or mental illness), subject to a 15-day cure period;
•	the (1) willful violation of the Bank’s material policies or rules or (2) grossly negligent or willful misconduct in the performance of his duties with the Bank, in each case, which is reasonably likely to result in material damage to the Bank or its affiliates, subject to a 15-day cure period;
•	in the case of Mr. Baiter, the engagement in any conduct which may result in material injury to the Bank’s reputation if Mr. Baiter were retained in his position with the Bank, including a failure to honor his personal financial obligations as evidenced by defaults, judgments, commencement of any bankruptcy proceeding, or appointment of a trustee or receiver for Mr. Baiter; or
•	the material breach of any material provisions of the applicable employment agreement, subject to a 15-day cure period.

A “change of control” is generally deemed to occur upon:

•	any “person” is or becomes a “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Bank representing more than 50% of the total voting power represented by then outstanding voting securities of the Bank (calculated in accordance with Rule l3d-3 under the Exchange Act); provided, that the term “persons” as defined in Sections l3(d) and l4(d) of the Exchange Act shall not include a trustee or other fiduciary holding securities under any employee benefit plan of the Bank;
•	a merger of the Bank, the sale or disposition by the Bank of all or substantially all of its assets, or any other business combination of the Bank with any other corporation, other than any such merger or business combination which would result in the voting securities of the Bank outstanding immediately prior thereto continuing to represent at least 50% of the total voting power represented by the voting securities of the Bank or such surviving entity outstanding immediately after such merger or business combination; or
•	a majority of the directors who constituted the board of directors of the Bank at the beginning of any 12-month period are replaced by directors whose appointment or election is not endorsed by a majority of the members of the board of directors before the date of the appointment or election.

“Good Reason” generally includes:

•	the executive ceasing to be, in the case of Mr. Ellert, President and Chief Executive Officer of the Bank, in the case of Mr. Tese, Executive Chairman of the Bank, in the case of Mr. Lieberman, Executive Vice Chairman of the Bank, or in each case of the preceding individuals, such executive’s removal from the Board of Directors of the Bank, or in the case of Mr. Baiter, a senior executive of the Bank;
•	the failure of the Bank to indemnify the executives, or to maintain directors’ and officers’ liability insurance coverage for the executives, as required;
•	the decrease or material failure of the Bank to pay the executive’s compensation described in the applicable employment agreement, subject to a 30-day cure period;

•	in the case of Mr. Ellert, the relocation of executive’s principal work location more than 50 miles from the greater Miami or Fort Lauderdale, Florida metropolitan area, and in the case of each of Mr. Tese and Mr. Lieberman, if the Bank seeks to require such executive to perform his duties for the Bank in any particular geographic location without such executive’s written agreement; or
•	in the case of Mr. Ellert, ceasing to be the most senior executive officer (other than Mr. Tese and Mr. Lieberman) of any affiliated group that includes the Bank and the Company.

A “disability” generally includes the executive’s inability to perform the duties and responsibilities contemplated under the employment agreement for a period of either (A) 90 consecutive days or (B) six months in any 12-month period due to a physical or mental incapacity or impairment.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain compensation plan information with respect to both equity compensation plans approved by security holders and equity compensation plans not approved by security holders as of December 31, 2015.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Plan Category:

Equity compensation plans approved by security holders	3,707,898	$20.67	-
Equity compensation plans not approved by security holders	2,367,187	$20.37	96,668

Total	6,075,085	$20.55	96,668

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s securities as of March 23, 2016 of (i) each person known to the Company to beneficially own more than 5% of the Company’s voting securities (the Class A Common Stock), (ii) each director of the Company, (iii) each named executive officer, and (iv) all directors and executive officers of the Company as a group. As of March 23, 2016, a total of 37,065,240 shares of Class A Common Stock were outstanding. The column entitled “Percentage of Class” shows the percentage of total voting Class A Common Stock beneficially owned by each listed party. The Company also has Class B Common Stock. As of March 23, 2016, a total of 3,523,882 shares of our Class B Common Stock were outstanding. Our Class B Common Stock is convertible into Class A Common Stock upon transfer, subject to certain restrictions, and is not included in the ownership percentages of our voting stock.

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” as of March 23, 2016 of any shares which such person has the right to acquire within 60 days of March 23, 2016, through the exercise or conversion of any stock option, convertible security, warrant or other right. For purposes of computing the percentage of outstanding shares held by each person or group of persons named below on March 23, 2016, any security which such person or persons have the right to acquire within 60 days of March 23, 2016 is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Except as indicated by the footnotes below, we believe, based on the information furnished to us or disclosed in public filings made with the SEC by the applicable listed party, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of our Class A Common Stock that they beneficially own, subject to applicable community property laws.

	Number of Shares of Class A Common Stock Beneficially Owned
Name of beneficial owner (1)	Number	%

Executive Officers, and Directors
Vincent S. Tese(2)	1,518,196	4.0
Les J. Lieberman(3)	1,516,683	4.0
Kent S. Ellert(4)	1,119,665	2.9
Paul D. Burner(5)	133,334	*
Jennifer L. Simons (6)	2,500	*
James E. Baiter(7)	233,332	*
Stuart I. Oran(8)	565,345	1.5
Alan S. Bernikow(9)	195,500	*
Thomas E. Constance(9)	195,500	*
Howard R. Curd(10)	182,500	*
Gerald Luterman(10)	182,500	*
William L. Mack(10)	182,500	*
Paul Anthony Novelly(11)	1,286,811	3.4
Frederic Salerno(9)	205,500	*
All Executive Officers and Directors As a group (14 persons)	7,553,202	17.7

Greater than 5% Stockholders
Wellington Management Company LLP (12)	3,409,576	9.2
Oak Hill Advisors, L.P. (13)	2,744,824	7.4
Franklin Mutual Advisers, LLC (14)	2,639,660	7.1
The Vanguard Group, Inc. (15)	2,013,470	5.4

* denotes beneficial ownership of less than 1%

(1)	Unless otherwise indicated, the address for each executive officer and director of the Company is c/o FCB Financial Holdings, Inc., 2500 Weston Road, Suite 300, Weston, Florida 33331.
(2)	Includes (i) 1,995 shares of Class A Common Stock beneficially owned by Mr. Tese through Bond Street Management, LLC, (ii) 546,667 shares of Class A Common Stock issuable upon the exercise of options, and (iii) warrants to purchase 443,128 shares of Class A Common Stock held by Mr. Tese directly and warrants to purchase 147,708 shares of Class A Common Stock that have been transferred by Mr. Tese to certain family members. This does not include: (i) warrants to purchase 221,564 shares of Class A Common Stock held by Mr. Tese directly and warrants to purchase 73,854 shares of Class A Common Stock that have been transferred by Mr. Tese to certain family members, and (ii) 150,000 shares of Class A Common Stock issuable upon the exercise of options, that are not exercisable within 60 days of March 23, 2016.
(3)	Includes (i) 1,995 shares of Class A Common Stock beneficially owned by Mr. Lieberman through Bond Street Management, LLC, (ii) 89,079 shares of Class A Common Stock that have been transferred by Mr. Lieberman to various estate planning vehicles, (iii) 546,667 shares of Class A Common Stock issuable upon the exercise of options, and (iv) warrants to purchase 295,420 shares of Class A Common Stock held by Mr. Lieberman directly and warrants to purchase 295,416 shares of Class A Common Stock that have been transferred by Mr. Lieberman to various estate planning vehicles. This does not include: (i) warrants to purchase 147,710 shares of Class A Common Stock held by Mr. Lieberman directly and warrants to purchase 147,708 shares of Class A Common Stock that have been transferred by Mr. Lieberman to various estate planning vehicles, and (ii) 150,000 shares of Class A Common Stock issuable upon the exercise of options, that are not exercisable within 60 days of March 23, 2016.
(4)	Includes 941,667 shares of Class A Common Stock issuable upon the exercise of options held by Mr. Ellert directly and 58,334 shares of Class A Common Stock issuable upon the exercise of options held by Mr. Ellert’s spouse. Mr. Ellert disclaims beneficial ownership of any shares held by his spouse except to the extent of his pecuniary interest therein. Excludes 183,333 shares of Class A Common Stock issuable upon the exercise of options held by Mr. Ellert directly and 16,666 shares of Class A Common Stock issuable upon the exercise of options held by Mr. Ellert’s spouse that are not exercisable within 60 days of March 23, 2016.
(5)	Includes 123,334 shares of Class A Common Stock issuable upon the exercise of options. This does not include 36,666 shares of Class A Common Stock issuable upon the exercise of options that are not exercisable within 60 days of March 23, 2016. Mr. Burner ceased to serve as Chief Financial Officer of the Company on March 1, 2016.
(6)	Includes 2,500 shares of Class A Common Stock issuable upon the exercise of options. This does not include 5,000 shares of Class A Common Stock issuable upon the exercise of options that are not exercisable within 60 days of March 23, 2016. Ms. Simons became a named executive officer of the Company on March 1, 2016.
(7)	Includes 266,668 shares of Class A Common Stock issuable upon the exercise of options. This does not include 33,332 shares of Class A Common Stock issuable upon the exercise of options that are not exercisable within 60 days of March 23, 2016.
(8)	Includes (i) 315 shares of Class A Common Stock beneficially owned by Mr. Oran through Bond Street Management, LLC, (ii) 281,604 shares of Class A Common Stock issuable upon the exercise of options, and (iii) warrants to purchase 278,322 shares of Class A Common Stock. This does not include (i) 40,833 shares of Class A Common Stock issuable upon exercise of options and (ii) warrants to purchase 139,161 shares of Class A Common Stock, that are not exercisable within 60 days of March 23, 2016.
(9)	Includes 195,500 shares of Class A Common Stock issuable upon the exercise of options. This does not include 7,500 shares of Class A Common Stock issuable upon the exercise of options, that are not exercisable within 60 days of March 23, 2016.
(10)	Includes 182,500 shares of Class A Common Stock issuable upon the exercise of options. This does not include 7,500 shares of Class A Common Stock issuable upon the exercise of options, that are not exercisable within 60 days of March 23, 2016.
(11)	Includes (i) 1,104,311 shares of Class A Common Stock owned by St. Albans Global Management Limited Partnership, LLLP, or SAGM, which Mr. Novelly may be deemed to beneficially own by reason of his position as chief executive officer of, and his minor pecuniary interest in, SAGM, and (ii) 182,500 shares of Class A Common Stock issuable upon the exercise of options. This does not include 7,500 shares of Class A Common Stock issuable upon the exercise of options that are not exercisable within 60 days of March 23, 2016. Mr. Novelly disclaims beneficial ownership of any shares held by SAGM except to the extent of his minor pecuniary interest.
(12)	The address of Wellington Management Company LLP is c/o Wellington Management Company, LLP 280 Congress Street, Boston, MA 02210.
(13)	The address of Oak Hill Advisors, L.P. is 1114 Avenue of the Americas, 27th FL., New York, NY 10036.
(14)	The address of Franklin Mutual Advisers, LLC is 101 John F. Kennedy Pkwy, Short Hills, New Jersey 07078.
(15)	The address of The Vanguard Group LLC is 100 Vanguard Blvd., Malvern, PA 19355.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Statement of Policy Regarding Transactions with Related Persons

Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal stockholders).

We have adopted policies to comply with these regulatory requirements and restrictions. Our policy provides that the Company’s Audit Committee shall, prior to the Company entering into any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC, review and approve such transaction and recommend to the Board of Directors that it approve such transaction; however, the Company may only enter into a related party transaction approved by the Audit Committee if the Board of Directors also approves such transaction. The Audit Committee shall report to the Board of Directors any proposed related party transaction that it does not approve. The Audit Committee shall also review and report to the Board of Directors any questions of possible conflict of interest involving members of the Board of Directors, members of senior management or their immediate families.

Certain Relationships and Related Person Transactions

On June 1, 2010, the Bank, Bond Street Management, LLC, Bond Street Investors LLC and the Company (formerly Bond Street Holdings LLC) entered into an Office Space, Expenses and Tax Allocation Agreement, as amended and restated from time to time. Under the terms of the allocation agreement, as amended, (i) Bond Street Management, LLC, Bond Street Investors LLC and the Company will rent office space from the Bank at a fair market rate, (ii) the Company will prepare and file consolidated federal income tax returns on behalf of Bond Street Management, LLC, Bond Street Investors LLC, the Company and the Bank, (iii) the Bank will pay to the Company an amount equal to the federal income taxes the Bank would have paid if it were not included in such returns, and (iv) the Bank will provide certain administrative and support services and incur other miscellaneous expenses for the benefit of Bond Street Management, LLC, Bond Street Investors LLC and the Company. All payments, reimbursements and other amounts due under the allocation agreement are required to be made by the applicable party on a quarterly basis. Since January 1, 2015, the Company paid approximately $500,000 per quarter to the Bank in respect of office space, shared cost of salaries for several executives and professional fees applicable to holding company matters and expects to continue to pay such amount going forward.

Kramer Levin Naftalis & Frankel LLP serves as the Company’s principal outside legal counsel, and regularly bills the Company for legal services provided to the Company. One of our directors, Thomas Constance, is a partner at Kramer Levin Naftalis & Frankel LLP. For the period of January 1, 2015 through December 31, 2015, the Company has incurred charges of approximately $570,000 for legal services provided by Kramer Levin Naftalis & Frankel LLP, or less than 1% of the total revenues of Kramer Levin Naftalis & Frankel LLP for such period.

On November 12, 2009, prior to the Company’s initial private placement financing, the Company issued, as a distribution without additional consideration in respect of its pre-existing equity (substantially all of which pre-existing equity was beneficially owned by Messrs. Healy, Lieberman, Tese and Oran) warrants to purchase 3,310,428 shares of Class A Common Stock, at per share exercise prices of $24.24, $26.18 and $28.28 each for one-third of such shares, exercisable in three substantially equal portions on each of the 6-month, 18-month and 30-month anniversaries of the consummation of a “Qualified IPO”, but in no event prior to January 25, 2013. Such warrants were originally scheduled to expire on November 12, 2016. On November 15, 2013, the Compensation Committee of the Company determined to extend the expiration date of such warrants to November 12, 2019. Such determination was also approved by the Board of the Company. Each of Messrs. Healy, Lieberman and Tese (or related transferees) holds warrants to acquire 886,254 shares, and Mr. Oran (or related transferees) holds warrants to acquire 417,483 shares. In each case, warrants issued prior to our conversion from a limited liability company to a corporation on October 1, 2010 initially represented rights to acquire limited liability company interests, and after October 1, 2010 represent rights to acquire an equivalent number of shares of common stock.

Katherine A. Zanella, the spouse of Kent S. Ellert, our President and Chief Executive Officer, has served the Company in various capacities since 2010 and in her current position as our Quality Control Executive since 2014, prior to her marriage to Mr. Ellert. Mr. Ellert was not involved in decisions regarding Ms. Zanella’s hiring, promotion or compensation. Ms. Zanella reports to our Chief Risk Officer. During 2015, Ms. Zanella received base salary of $188,846, a cash bonus of $150,000, and a company-match 401(k) contribution of $10,292. She also received a $200,000 award under our Management Long-Term Incentive Plan with a three-year performance period ending on December 31, 2018. Ms. Zanella’s compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed the firm of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2016, subject to ratification by our stockholders at the annual meeting. Should Grant Thornton LLP be unable to perform these services for any reason, the Audit Committee will appoint another independent registered public accounting firm to perform these services.

Representatives of the firm of Grant Thornton LLP, our independent registered public accounting firm for the year ended December 31, 2015, are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders, if any.

Fees Paid to Independent Registered Public Accounting Firm for 2014 and 2015

The following is a summary of the fees billed to us by Grant Thornton LLP for professional services rendered for 2014 and 2015:

	2014	2015
	(In millions)
Audit Fees	1.7	0.9
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	1.7	0.9

Audit Fees. Audit Fees consist of fees billed by Grant Thornton LLP for professional services rendered for the audit of our financial statements, and the review of financial statements included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Audit Fees also include the aggregate fees billed for professional services performed in connection with our filing of certain Registration Statements filed pursuant to the Securities Act, as well as other services that are normally provided by them in connection with statutory and regulatory filings or engagements for those years.

Audit-Related Fees. Audit-Related Fees consist of fees billed by Grant Thornton LLP for professional services rendered for assurances related to our consolidated financial statements and are not reported under “Audit Fees” above. These services primarily relate to attestation services performed to report on our compliance with certain contractual provisions of the various purchase and assumption agreements between the Company and the FDIC, compliance with certain requirements applicable to the U.S. Department of Housing and Urban Development and the audit of our 401(k) plan.

Tax Fees. Tax Fees consist of fees billed by Grant Thornton LLP for professional services rendered for tax services, income tax return preparation, tax advice and tax planning.

All Other Fees. All Other Fees consist of fees billed by Grant Thornton LLP relating to products and services provided by Grant Thornton LLP other than those reported above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.” For 2014 and 2015, All Other Fees primarily represent fees billed by Grant Thornton LLP for miscellaneous services.

Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm.

The Audit Committee has adopted a policy that requires advance approval of all audit and non-audit services performed by our independent registered public accounting firm. The Audit Committee may authorize any member of the Audit Committee to approve services by our independent registered public accounting firm in the event there is a need for such approval prior to the next full Audit Committee meeting. However, the Audit Committee must review the decisions made by such authorized member of the Audit Committee at its next scheduled meeting. Before granting any approval, the Audit Committee gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of our independent registered public accounting firm. All of the services performed by Grant Thornton LLP for the Company during 2014 and 2015 were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee pre-approval policy, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2016.

PROPOSAL 3 — APPROVAL OF THE FCB FINANCIAL HOLDINGS, INC.

2016 STOCK INCENTIVE PLAN

The Board, subject to approval by the Company’s stockholders at the Annual Meeting, has adopted the FCB Financial Holdings, Inc. 2016 Stock Incentive Plan (the “2016 Plan”). The Board views the issuance of stock options and other equity-based awards to key individuals as necessary to provide such persons with an added incentive to continue in the employ or service of the Company and/or the Bank, and stimulating their efforts in promoting the growth, efficiency and profitability of the Company, and affording the Company a means of attracting to its service persons of outstanding quality. The following description of the 2016 Plan is qualified in its entirety by reference to the full text of such Plan, which is set forth in the attached Exhibit A.

General Description of the 2016 Plan

Awards. The 2016 Plan authorizes the grants of incentive stock options (“ISOs”), non-qualified stock options (“NQOs”), stock appreciation rights (“SARs”), shares of restricted stock, restricted stock units and shares of unrestricted stock (collectively, NQOs ISOs, SARs, restricted stock, restricted stock units and unrestricted stock are referred to as “Awards”). Under the 2016 Plan, the Company may deliver authorized but unissued shares of Class A Common Stock, treasury shares of Class A Common Stock, and shares of Class A Common Stock acquired by the Company for purposes of the 2016 Plan.

Maximum Number of Shares. Subject to adjustment as described below under “Certain Corporate Changes,” a maximum of 2,800,000 shares of Class A Common Stock are available for grants pursuant to Awards under the 2016 Plan and the maximum number of shares of Class A Common Stock with respect (i) to any one employee or consultant of the Company or a Company subsidiary or Company joint venture during any one calendar year shall not exceed 150,000 shares and (ii) to any one non-employee director of the Company during any one calendar year shall not exceed 50,000 shares.

The following shares of Class A Common Stock shall again become available for Awards: any shares subject to an Award that remain unissued upon the cancellation or termination of the Award for any reason or upon the settlement of such Award for cash or other medium other than shares of Class A Common Stock; and any shares of restricted stock that are forfeited, provided that any dividends paid on such shares are also forfeited. Shares of Class A Common Stock that are withheld by the Company to satisfy tax withholding requirements upon the exercise of an option or stock appreciation right, the vesting of restricted stock or restricted stock units or the granting of unrestricted stock may not again become available for awards.

Administration. The 2016 Plan is administered by the Compensation Committee of the Board, or such other committee or subcommittee as the Board may designate or as is formed by abstention or recusal of one or more members of the Compensation Committee (the “Committee”). The Committee will consist of at least two individuals, both of whom meet the definition of (i) a “non-employee director” (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, (ii) an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)), and (iii) an independent director under rules of any stock exchange on which the Company’s Class A Common Stock is listed and Section 952 of the Dodd-Frank Act. However, Awards under the 2016 Plan will not be invalidated if the Committee includes members who do not meet such definitions. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the 2016 Plan that would otherwise be the responsibility of the Committee. The Committee or the Board may delegate to one or more officers of the Company the authority to designate the individuals (from among those eligible to receive Awards, other than such officer(s) themselves) who will receive Awards under the 2016 Plan and the terms of each such grant, to the fullest extent permitted by the Delaware General Corporation Law (or any successor provision thereto), provided that the Committee shall itself grant all Awards to those individuals who could reasonably be considered to be subject to the insider trading provisions of Section 16 of the 1934 Act or whose Awards could reasonably be expected to be subject to the deduction limitations of Section 162(m) of the Code. The Committee has the authority to construe, interpret and implement any provision of the 2016 Plan and to adopt such rules and regulations for administering the 2016 Plan as it deems necessary or appropriate. All decisions and determinations of the Committee are final, binding and conclusive on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the 2016 Plan or any Award thereunder.

Eligibility. Executive management, employees, consultants (who are individuals) and directors of the Company and/or the Bank, as the Committee in its sole discretion shall select, are eligible to receive Awards under the 2016 Plan. As of March 23, 2016, the Company believes approximately 140 individuals are eligible to participate in the 2016 Plan. However, the granting of Awards is discretionary and it is not possible to determine how many individuals actually will receive Awards under the 2016 Plan.

Termination of Plan. The 2016 Plan shall expire and terminate on the tenth anniversary of its adoption by the Board, or, if earlier, when no shares remain available for issuance or when so determined by the Board. The termination of the 2016 Plan will not have any impact on any Awards that are outstanding at the time that the 2016 Plan is terminated.

Power to Amend, Suspend, Terminate. The Board may, at any time, suspend or discontinue the 2016 Plan or revise or amend it in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any Award theretofore made under the 2016 Plan without the consent of the grantee. The Board, in its sole discretion, shall determine whether to submit any amendment of the 2016 Plan to the Company’s stockholders for approval. The Committee may, in its sole discretion, without amending the 2016 Plan, amend any Award to (i) accelerate the time or times at which the Award becomes unrestricted or vested or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the Award certificate; or (iii) waive or amend any applicable provision of the 2016 Plan or Award certificate with respect to the termination of the Award upon termination of employment. Any such cancellation or amendment that materially impairs the rights or materially increases the obligations of a grantee under an outstanding Award shall be made only with the consent of the grantee. Any action of the Board or the Committee that in any way alters or affects the tax treatment of any Award or that in the sole discretion of the Board is necessary to prevent an award from being subject to tax under Section 409A of the Code shall not be considered to materially impair any rights of any grantee. No amendment may change the exercise price of an option or stock appreciation right except in connection with a reorganization, recapitalization or similar event.

Summary of Awards Available Under the 2016 Plan

Non-Qualified Stock Options. The exercise price per share of each NQO granted under the 2016 Plan is determined by the Committee on the grant date and will not be less than the fair market value of a share of Class A Common Stock on the grant date. Each NQO is exercisable for a term, not to exceed ten years, established by the Committee on the grant date. The exercise price must be paid in cash or, to the extent applicable, via a broker cashless exercise or by such other method as the Committee may from time to time prescribe.

The 2016 Plan contains provisions applicable to the exercise of NQOs subsequent to a grantee’s termination of employment for “cause,” other than for cause, or due to “disability” (as each such term is defined in the 2016 Plan), or death. These provisions apply unless the Committee establishes alternative provisions with respect to an Award. In general, these provisions provide that NQOs that are not exercisable at the time of such termination shall expire upon the termination of employment and NQOs that are exercisable at the time of such termination shall remain exercisable until the earlier of the expiration of their original term and (i) in the event of a grantee’s termination other than for cause, death or disability, the expiration of three months after such termination of employment, and (ii) in the event of a grantee’s disability or death, the first anniversary of such termination. In the event the Company terminates the grantee’s employment for cause, all NQOs held by the grantee, whether or not then exercisable, terminate immediately as of the commencement of business on the termination of employment date. In addition, if a grantee dies subsequent to a termination of employment but before the expiration of the exercise period, then the grantee’s NQOs shall remain exercisable until the first anniversary of the grantee’s date of death (or the expiration of the original exercise period, if earlier).

Incentive Stock Options. Generally, ISOs are options that may provide certain federal income tax benefits to a grantee not available with NQOs. Only employees may be granted ISOs. A grantee must hold the shares acquired upon exercise of an ISO for at least two years after the grant date and at least one year after the exercise date. The exercise price per share of each ISO must be at least the fair market value of a share of Class A Common Stock on the grant date. An ISO will be exercisable for a maximum term, not to exceed ten years, established by the Committee on the grant date. The exercise price of an ISO must be paid in cash or, to the extent applicable, via a broker cashless exercise or by such other method as the Committee may from time to time prescribe. The aggregate fair market value of shares of Class A Common Stock (determined on the ISO grant date) with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (whether issued under the 2016 Plan or any other plan of the Company or its subsidiaries) may not exceed $100,000. An ISO granted to any individual who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company is subject to the following additional limitations: the exercise price per share of the ISO must be at least 110% of the fair market value of a share of Class A Common Stock at the time any such ISO is granted, and the ISO cannot be exercisable more than five years from the grant date.

In the event of a grantee’s termination of employment, ISOs generally are exercisable to the same extent as described above with respect to NQOs. However, an option cannot be treated as an ISO if it is exercised more than three months following the grantee’s termination of employment for any reason other than death or disability, or more than one year after the grantee’s termination of employment for disability, unless the grantee died during such three-month or one-year period. ISOs are not transferable other than by will or by the laws of descent and distribution.

Stock Appreciation Rights. The exercise price of each SAR shall be such price as the Committee determines on the grant date, but not less than the fair market value of a share of Class A Common Stock on the grant date. Each SAR shall be exercisable for a term, not to exceed ten years, established by the Committee on the grant date. The exercise of a SAR with respect to a number of shares entitles the grantee to receive for each such share an amount equal to the excess of (i) the fair market value of a share of Class A Common Stock on the date of exercise over the exercise price of the SAR, multiplied by (ii) the number of shares with respect to which the SAR is exercised. An SAR may be settled in cash or shares of Class A Common Stock (valued at their fair market value on the date of exercise of the SAR) or both, in the Committee’s discretion. SARs may be granted as stand-alone awards or in connection with any NQO or ISO with respect to a number of shares of Class A Common Stock less than or equal to the number of shares subject to the related option. Unless otherwise provided in the applicable Award certificate, the exercise of a SAR that relates to a particular NQO or ISO causes the cancellation of its related option with respect to the number of shares exercised. The exercise of an option to which a SAR relates causes the cancellation of the SAR with respect to the number of shares exercised. In the event of a grantee’s termination of employment, SARs generally are exercisable to the same extent as described above with respect to NQOs.

Restricted Stock. Prior to the vesting of any restricted shares, the shares are not transferable by the grantee and are forfeitable. Vesting of the shares may be based on continued employment with the Company and/or upon the achievement of specific performance goals, as the Committee determines on the grant date. The Committee may at the time that shares of restricted stock are granted impose additional conditions to the vesting of the shares. Ordinary cash dividends paid in respect of shares of restricted stock will be retained by the Company for the account of the applicable grantee until the shares of restricted stock vest. Except as provided below and as otherwise provided by the Committee, unvested shares of restricted stock and any dividends paid on such shares are automatically and immediately forfeited upon a grantee’s termination of employment for any reason.

Restricted Stock Units. A restricted stock unit entitles the grantee to receive a share of Class A Common Stock, or in the sole discretion of the Committee, the value of a share of Class A Common Stock, on the date that the restricted stock unit vests or on such other date as the Committee may determine at the time of the grant. Vesting of restricted stock units may be based on continued employment with the Company and/or upon the achievement of specific performance goals. The Committee may, at the time that restricted stock units are granted, impose additional conditions to vesting. Except as provided below or as otherwise provided by the Committee, unvested restricted stock units are automatically and immediately forfeited upon a grantee’s termination of employment for any reason. The shares or cash value will be paid on the vesting date or on such other date that the Committee specified at the time of the grant.

Unrestricted Stock. Shares of Class A Common Stock may be granted by the Committee and may be payable at such times and subject to such conditions as the Committee determines.

Performance Awards. NQOs, ISOs, SARs, restricted stock and restricted stock units can be granted in the form of performance awards by making the Awards subject to the achievement of performance criteria.

Change in Control

If a grantee’s employment is terminated by the Company without cause within 12 months following a change in control (as defined in the 2016 Plan), the unvested portion of his or her Award will become 100% vested upon such termination.

Transferability

No Award is transferable other than by will or the laws of descent and distribution, except to the extent an agreement with respect to an NQO or SAR permits certain transfers to a grantee’s family members or trusts.

Right of Recapture

If, at any time after the date on which a grantee has been granted or become vested in an award pursuant to the achievement of performance goals, the Committee determines that the earlier determination as to the achievement of the performance goals was based on incorrect data, amounts awarded may be recalculated and adjusted to reflect the corrected data. If the subsequent determination is that the performance goals had not been achieved or had been achieved to a lesser extent than originally determined, then (i) any award or portion of an award granted based on such incorrect determination shall be forfeited, (ii) any award or portion of an award that became vested based on such incorrect determination shall be deemed to be not vested, and (iii) any amounts paid to the grantee based on such incorrect determination shall be paid by the grantee to the Company upon notice from the Company. If the subsequent determination is that the performance goals were achieved to a greater extent than originally determined, the Committee may appropriately grant or vest any awards.

Clawback Provisions

Any award under the 2016 Plan which is subject to recovery under any law, government regulation, stock exchange listing requirement or Company policy adopted from time to time will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or Company policy.

No Repricing of Stock Options or Stock Appreciation Rights

The 2016 Plan prohibits the repricing of stock options and SARs (including a prohibition on cash buyouts of out-of-the-money stock options or SARs) without stockholder approval.

Certain Corporate Changes

The 2016 Plan provides that in the event of a change in the capitalization of the Company, a stock dividend or split, a merger or combination of shares and certain other similar events, there will be an adjustment in the number of shares of Class A Common Stock available to be delivered under the 2016 Plan, the number of shares subject to Awards, the exercise prices of certain Awards and the maximum number of shares of Class A Common Stock with respect to which any individual may be granted Awards during any one calendar year. The 2016 Plan also provides for the adjustment or termination of Awards upon the occurrence of certain corporate events.

Tax Withholding

The 2016 Plan provides that a grantee may be required by the Committee to meet certain tax withholding requirements in connection with the settlement of Awards in cash or shares of Class A Common Stock. Whenever Stock is issued in settlement of an Award, the grantee will be required to remit to the Company an amount in cash sufficient to meet that tax withholding requirements, unless the Company agrees to withhold from delivery a number of shares of Class A Common Stock with the value of the withholding amount.

Performance-Based Compensation

A federal income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to each of the Chief Executive Officer and the next three most highly compensated officers (other than the chief financial officer) of a public corporation. However, amounts that constitute “performance-based compensation” under Section 162(m) of the Code are not counted toward the $1 million limit. If the Company’s stockholders approve the 2016 Plan, NQOs, ISOs, and SARs generally would qualify as performance-based compensation under this exception to the $1 million limit.

In addition, the 2016 Plan permits the Committee to condition the granting and/or vesting of Awards on the achievement of one or more objective performance goals based on one or more of the performance criteria described below. Any Award that is conditioned upon the achievement of these performance goals also will qualify as performance-based compensation and not be counted towards the $1 million limit. To satisfy the requirements that apply to performance-based compensation, these criteria must be approved by the Company’s stockholders, and approval of the 2016 Plan will also constitute approval of the foregoing criteria. With respect to the performance criteria, the stockholder approval only is valid for five years, so that Awards other than NQOs, ISOs, and SARs that are granted more than five years after the stockholder approval will not be able to qualify as performance-based compensation.

The performance goals shall be expressed in terms of one or more of the following criteria: (a) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends); (b) gross or net sales; (c) cash flow(s) (including either operating or net cash flows); (d) financial return ratios; (e) total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (f) value of assets, level of capital, return or net return on assets, net assets or capital (including invested capital an economic capital); (g) adjusted pre-tax margin; (h) margins, profits and expense levels; (i) dividends; (j) market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas; (k) reduction of losses, loss ratios or expense ratios; (l) reduction in fixed costs; (m) operating cost management; (n) cost of capital; (o) debt reduction; (p) productivity improvements; (q) risk adjusted metrics, including return on risk-adjusted assets or (r) customer satisfaction based on specified objective goals or a Company-sponsored customer survey.

Performance goals may (1) be expressed with respect to the Company as a whole or with respect to one or more divisions or business units, (2) be expressed on a pre-tax or after-tax basis, (3) be expressed on an absolute, relative and/or incremental basis, (4) be expressed as a percentage of gross or net revenue, pre-tax or post-tax earnings (in each case as adjusted in the manner the Committee deems appropriate), (5) employ comparisons with past performance of the Company (including one or more divisions) and/or (6) employ comparisons with the current budget, forecasts or market expectations, and/or (7) employ comparisons with the past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders’ equity and shares outstanding.

To the extent applicable, the measures used in performance goals set under the 2016 Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s reports on Forms 10-K and 10-Q, without regard to any of the following, unless otherwise determined by the Committee consistent with the requirements of Section 162(m)(4)(C) of the Code and the regulations thereunder: all items of gain, loss or expense for a fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company or the financial statements of the Company; all items of gain, loss or expense for a fiscal year that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by Company during the fiscal year; and all items of gain, loss or expense for a fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations. To the extent a performance goal is expressed using any earnings or revenue-based measures that require deviations from GAAP, such deviations shall be at the sole discretion of the Committee and established at the time the applicable performance goals are established.

New Plan Benefits

Awards Granted

Annual Awards Granted

On March 29, 2016, the Compensation Committee approved awards of 60,606, 30,303 and 30,303 restricted shares under the 2016 Stock Incentive Plan to each of Mr. Ellert, Mr. Tese and Mr. Lieberman, respectively. The restricted shares are subject to forfeiture when granted. Provided the performance criteria described below are met and the recipient is still an employee on the applicable date, one-third of the restricted shares will vest (i.e., no longer be subject to forfeiture) on December 31, 2016, and an additional one-third of the restricted shares will vest on each of December 31, 2017 and 2018. The performance criteria will be met if the Company’s Core Pre-Tax Profits for calendar year 2016 exceed 85% of budgeted amounts. Core Pre-Tax Profits is defined as the Company’s net income before taxes as adjusted to remove the impact of annual incentive awards under the EIP and of any unplanned non-recurring events, acquisitions or dispositions of a business, discontinued operations, restructuring charges, and changes in accounting rules or regulations. If the performance criteria are not met, all of the restricted shares will be forfeited.

The following table sets forth the awards that were granted to the persons and groups named below on March 29, 2016. The restricted shares were awarded subject to stockholder approval of the 2016 Stock Incentive Plan.

Name and Principal Position	Dollar Value ($) (1)	Number of Units (#)
Kent S. Ellert, President and Chief Executive Officer	$1,999,998	60,606
Vincent S. Tese, Executive Chairman	$999,999	30,303
Les J. Lieberman, Executive Vice Chairman	$999,999	30,303
Executive Group	$3,999,996	121,212
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	—	—

(1)	Based upon the closing price of our Class A Common Stock on March 29, 2016, which was $33.00 per share.

If prior to the vesting of any restricted shares, the recipient’s employment is terminated by the Company or an affiliate without Cause or by him for Good Reason (as “Cause” and “Good Reason” are defined in the recipient’s employment agreement), or as a result of the recipient’s death or disability, he will be eligible to vest in a prorated portion of each tranche of unvested restricted shares (based on a fraction, (x) for the tranche vesting on December 31, 2016, the numerator of which is the number of full months the recipient was employed during the calendar year 2016 and the denominator of which is 12; (y) for the tranche vesting on December 31, 2017, the numerator of which is the number of full months the recipient was employed during the calendar years 2016 and 2017 and the denominator of which is 24; and (z) for the tranche vesting on December 31, 2018, the numerator of which is the number of full months the recipient was employed during the calendar years 2016, 2017 and 2018 and the denominator of which is 36). The recipient will vest in the restricted shares on the later of the date of the termination of the recipient’s employment or the date on which the performance criteria have been met. If the performance criteria have not been met, unvested restricted shares will be forfeited. If prior to the vesting of any restricted shares, the recipient’s employment is terminated by the Company or an affiliate for Cause or by him other than for Good Reason, he will forfeit the unvested restricted shares. If prior to the vesting of any restricted shares, and within the 12-month period after a Change in Control (as defined in the 2016 Stock Incentive Plan), the recipient’s employment is terminated by the Company or an affiliate without Cause or by him for Good Reason, he will be eligible to vest in 100% of the unvested restricted shares. The recipient will vest in such unvested Restricted Shares on the later of the date of the termination of the recipient’s employment or the date on which the performance criteria have been met. If the performance criteria have not been met, all unvested restricted shares will be forfeited.

“Change in Control” as defined in the 2016 Stock Incentive Plan means any of the following: (i) a dissolution or liquidation of the Company or the Bank; (ii) a sale of all or substantially all of the assets of the Company or the Bank; (iii) the sale of more than 50% of the outstanding equity securities of the Company or the Bank, except in a bona fide public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended; (iv) a merger or consolidation involving the Company or the Bank in which the Company or the Bank is not the surviving entity; (v) a merger, share exchange, consolidation or other reorganization or business combination of the Company or the Bank if immediately after such transaction either (A) persons who were members of the board of directors of the Company or the Bank, as applicable, immediately prior to such transaction do not constitute at least a majority of the board of directors of the surviving entity, or (B) the holders of the voting stock of the Company or the Bank immediately prior to such transaction have not received, pursuant to the terms of such transaction, a majority of the voting equity securities of the surviving entity; or (vi) a merger or consolidation involving the Company or the Bank in which the Company or the Bank is the surviving entity but the holders of shares of Common Stock receive securities of another entity and/or other property, including cash.

During the period the restricted shares are unvested (i.e., subject to forfeiture), the recipient will be the beneficial and record owner of such restricted shares and will have full voting rights with respect thereto. All ordinary cash dividends paid in respect of any unvested restricted shares will be retained by the Company for the account of the recipient. Such dividends will be forfeited if for any reason the restricted shares upon which such dividends were paid are forfeited. Upon the vesting of restricted shares, all such dividends paid in respect of such restricted shares and retained by the Company will be paid to the recipient. Additional shares of Common Stock or other property distributed to the recipient in respect of restricted shares, as dividends or otherwise, will be subject to the same restrictions applicable to such restricted shares.

Summary of Federal Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to Awards under the 2016 Plan based on current federal income tax rules.

Non-Qualified Stock Options. The grant of an NQO will not result in taxable income to the grantee. The grantee will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Class A Common Stock acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. Neither the grant nor the exercise of an incentive stock option will result in taxable income to the grantee (provided that nothing caused the option to cease to be an incentive stock option, as described above under the heading Summary of Awards Available Under the 2016 Plan—Incentive Stock Options). The excess of the fair market value of the Class A Common Stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the grantee’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

When the grantee disposes of the Class A Common Stock acquired upon exercise of an incentive stock option, he or she will realize income equal to the amount realized in excess of the exercise price for those shares. If the grantee held the Class A Common Stock for two years from the date of the grant of the incentive stock option and for one year after the transfer of such stock to the grantee, then the income will be taxed as long-term capital gain and the Company will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the grantee will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the Class A Common Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the grantee will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of a SAR will not result in taxable income to the grantee. Upon exercise of a SAR, the fair market value of Class A Common Stock received, or the amount of cash received, will be taxable to the grantee as ordinary income and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares, if any, will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Restricted Stock. The grant of restricted stock will not result in taxable income to the grantee at the time of grant and the Company will not be entitled to a deduction, assuming that the restrictions constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of shares of restricted stock, the grantee will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the grantee during the restriction period or withheld for the benefit of the grantee during the restriction period and paid upon vesting of the restricted stock will also be compensation income to the grantee when paid and the Company will be entitled to a corresponding deduction.

A grantee may elect pursuant to Section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date, and the Company will be entitled to a corresponding deduction.

Restricted Stock Units. The grant of a restricted stock unit will not result in taxable income to the grantee at the time of grant and the Company will not be entitled to a deduction. Upon the settlement of the restricted stock unit, the grantee will realize ordinary income in an amount equal to the fair market value of the shares received, or to the cash received, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares, if any will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting, when granted to the grantee.

Unrestricted Stock. The grant of unrestricted stock will result in taxable income for the grantee at the time of grant in an amount equal to the fair market value of those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of grant.

Withholding of Taxes. As noted above under the header “Tax Withholding” grantees may be required to comply with have the Company may withhold from grantees amounts in cash or shares of Class A Common Stock to satisfy withholding tax requirements.

$1 Million Limit. Section 162(m) of the Code disallows a federal income tax deduction for certain compensation in excess of $1 million per year paid to each of the Company’s chief executive officer and its three other most highly compensated executive officers (other than the chief financial officer). Compensation that qualifies as “performance-based compensation” is not subject to the $1 million limit. The 2016 Plan has been structured to permit Awards and payments that will satisfy the requirements applicable to performance-based compensation.

Section 409A. Section 409A of the Code imposes significant restrictions on deferred compensation and could impact on Awards under the 2016 Plan. If the Section 409A restrictions are not followed, a grantee could be subject to accelerated liability for tax on the non-complying award, as well as a 20% penalty tax. The Awards granted under the 2016 Plan are intended to be exempt from or to comply with the requirements of Section 409A.

Change in Control. Any acceleration of the vesting or payment of Awards under the 2016 Plan caused by a change in control of the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the grantee to a 20% excise tax and preclude deduction by the Company.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2016 Plan. A grantee may also be subject to state and local taxes in connection with the grant of Awards under the 2016 Plan.

Required Vote

The affirmative vote of a majority of the shares of our Class A Common Stock represented and entitled to vote at the annual meeting is required for approval of the FCB Financial Holdings, Inc. 2016 Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS

THAT YOU VOTE “FOR” THE APPROVAL OF THE

FCB FINANCIAL HOLDINGS, INC. 2016 STOCK INCENTIVE PLAN.

PROPOSAL 4 — NONBINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NONBINDING

ADVISORY VOTES ON EXECUTIVE OFFICER COMPENSATION

As of December 31, 2015, we no longer qualified as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As a result, Section 14A of the Exchange Act requires that we provide stockholders with the opportunity to vote, on a nonbinding advisory basis, for their preference as to how frequently to hold future nonbinding advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC (commonly known as “say-on-pay” votes). Stockholders have the option of recommending a say-on-pay vote every year, every two years, or every three years, or abstaining from making a recommendation. Our first say-on-pay vote will occur at our annual meeting for 2017 with respect to the compensation of our named executive officers during 2016.

Our Board has determined that having an advisory “say-on-pay” vote annually is the most appropriate policy for our company at this time and, therefore, recommends that you vote to have future advisory “say-on-pay” votes each year. While our executive compensation program is designed to promote a long-term connection between pay and performance, our Board recognizes that executive compensation disclosures are made annually. An annual advisory vote on executive compensation also is consistent with our intention to have all directors elected annually after the scheduled transition period and providing stockholders the opportunity to ratify the Audit Committee’s selection of independent auditors annually. However, our stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the performance year, and because the different elements of our executive compensation program are designed to operate in an integrated manner and complement one another, in many cases it may not be appropriate or feasible to change our executive compensation program in consideration of any one year’s advisory vote on executive compensation before our next annual meeting of stockholders.

Although our Board believes that holding an advisory “say-on-pay” vote on executive compensation each year currently reflects the appropriate balance, our Board may reassess this issue periodically and may decide that it is in the best interests of our stockholders and our Company to hold an advisory “say-on-pay” vote more or less frequently than the option preferred by our stockholders and may vary our practice based on factors such as discussions with our stockholders and the adoption of any material changes to our compensation programs.

Because this is an advisory vote, the voting results will not be binding on our Board. Although the vote is advisory, our Board will consider the frequency receiving the most votes when deciding how often to have advisory “say-on-pay” votes in the future. Stockholders can choose one of four choices for this Proposal on the proxy card: one year, two years, three years, or abstain. Stockholders are not voting to approve or disapprove our Board’s recommendation.

THE BOARD RECOMMENDS THAT YOU VOTE TO HAVE FUTURE ADVISORY VOTES

ON EXECUTIVE COMPENSATION EACH YEAR

OTHER MATTERS

Our Board knows of no other matters that may be properly presented for consideration by the stockholders at the annual meeting. If any other matters do properly come before the meeting, however, the persons appointed in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.

REQUIREMENTS AND DEADLINES FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF

DIRECTORS AND OTHER BUSINESS BY STOCKHOLDERS

In order to submit stockholder proposals for the 2017 annual meeting of stockholders for inclusion in the Company’s proxy statement pursuant to Exchange Act Rule 14a-8, materials must be received by the Corporate Secretary at the Company’s principal office in Weston, Florida, no later than December 9, 2016 (provided, however, if the date of the 2017 annual stockholders’ meeting has been changed by more than 30 days from the date of this year’s annual meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials for the 2017 annual meeting).

The proposals must comply with all of the requirements of Exchange Act Rule 14a-8. Proposals should be addressed to: Corporate Secretary, FCB Financial Holdings, Inc., 2500 Weston Road, Suite 300, Weston, Florida 33331. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

Our Amended and Restated By-Laws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the Company’s proxy statement, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2017 annual meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting outside of Rule 14a-8 under the Exchange Act must be delivered to or mailed and received by the Corporate Secretary at the Company’s principal office in Weston, Florida (see address above) no earlier than January 18, 2017 and no later than February 16, 2017 (provided, however, that if the 2017 annual meeting of stockholders is to be held on a date that is not within 30 days before or later than 70 days after the one-year anniversary of this year’s annual meeting date, the stockholder’s notice in order to be timely must be received by the Corporate Secretary not later than the close of business on the tenth day following the public disclosure of the date of the 2017 annual meeting of stockholders). All director nominations and stockholder proposals must comply with the requirements of the Company’s Amended and Restated By-Laws, a copy of which may be obtained at no cost from the Corporate Secretary of the Company.

Other than the proposals described in this proxy statement, the Company does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason, any one or more of the Company’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Exhibit A

FCB FINANCIAL HOLDINGS, INC.

2016 STOCK INCENTIVE PLAN

ARTICLE I

General

1.1 Purpose

The FCB Financial Holdings, Inc. 2016 Stock Incentive Plan (the “Plan”) is designed to further the growth and development of FCB Financial Holdings, Inc. (the “Company”) and its subsidiary, Florida Community Bank, N.A. (the “Bank”), by enabling eligible persons to obtain a proprietary interest in the Company, thereby providing such persons with an added incentive to continue in the employ or service of the Company and/or the Bank, and stimulating their efforts in promoting the growth, efficiency and profitability of the Company, and affording the Company a means of attracting to its service persons of outstanding quality.

1.2 Administration

(a) Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Board”) or such other committee or subcommittee as the Board may designate or as shall be formed by the abstention or recusal of a non-Qualified Member (as defined below) of such committee (the “Committee”). The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. While it is intended that at all times that the Committee act in connection with the Plan, and the Committee consist solely of Qualified Members, the number of whom shall not be less than two, the fact that the Committee is not so comprised will not invalidate any grant hereunder that otherwise satisfies the terms of the Plan. A “Qualified Member” is an individual who is (i) a “non-employee director” within the meaning of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) an independent director under rules of any stock exchange on which the Company’s Common Stock is listed and Section 952 of the Dodd-Frank Act. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. The term “Administrator” shall refer to whichever of the Board or the Committee is administering the Plan.

(b) Administrator’s Authority. The Administrator shall have the authority to (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan and any award certificates issued under the Plan, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) make all determinations necessary or advisable in administering the Plan, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) amend the Plan to reflect changes in applicable law.

(c) Administrator Action; Delegation. Actions of the Administrator shall be taken by the vote of a majority of its members. Except as otherwise required by applicable law, any action may be taken by a written instrument signed by a majority of the Administrator members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. Notwithstanding the foregoing or any other provision of the Plan, the Administrator may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s)), among those eligible to receive awards pursuant to the terms of the Plan, who will receive awards under the Plan and the terms of each such grant, to the fullest extent permitted by Section 157 of the Delaware General Corporation Law (or any successor provision thereto), provided that the Administrator itself shall grant awards to those individuals who could reasonably be considered to be subject to the insider trading provisions of Section 16 of the 1934 Act or whose awards could reasonably be expected to be subject to the deduction limitations of Section 162(m) of the Code.

(d) Determinations Final. The determination of the Administrator on all matters relating to the Plan or any award under the Plan shall be final, binding and conclusive.

Limit on Administrator’s Liability. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder. Each member of the Administrator shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of such action or determination.

1.3 Persons Eligible for Awards

The persons eligible to receive awards under the Plan are the executive management, employees, consultants (who are individuals) and directors of the Company and/or the Bank (collectively, “key persons”) as the Administrator in its sole discretion shall select.

1.4 Types of Awards Under Plan

Awards may be made under the Plan in the form of (a) incentive stock options, within the meaning of Section 422 of the Code, (b) options that do not qualify as incentive stock options (“non-qualified stock options”), (c) stock appreciation rights, (d) restricted stock, (e) restricted stock units and (f) unrestricted stock, all as more fully set forth in Article II. Awards under the Plan may also be made in the form of performance awards by making the awards subject to the achievement of performance criteria described in Section 3.7(ii) or other performance criteria. The term “award” means any of the foregoing. An incentive stock option may be granted only to a person who is an employee of the Company or a parent or subsidiary (within the meaning of Section 424 of the Code) of the Company on the date of grant.

1.5 Shares Available for Awards

(a) Aggregate Number Available; Certificate Legends. Awards may be granted under the Plan with respect to an aggregate of 2,800,000 shares of Class A Common Stock of the Company, par value $0.001 per share (“Common Stock”), subject to adjustment as set forth below. Shares issued pursuant to the Plan may be authorized but unissued Common Stock, authorized and issued Common Stock held in the Company’s treasury or Common Stock acquired by the Company for the purposes of the Plan. Subject to adjustment as provided in Section 1.5(d), no more than 2,800,000 shares of Common Stock may be awarded with respect to incentive stock options under the Plan.

(b) Certain Shares to Become Available Again; Other Shares not Available Again. Any shares of Common Stock that are subject to an award and that remain unissued upon the cancellation or termination of such award for any reason whatsoever or upon the settlement of such award for cash or other medium other than shares of Common Stock, and any shares of restricted stock forfeited pursuant to Section 2.5(d), provided that any dividends paid on such shares are also forfeited pursuant to such Section 2.5(d), shall again become available for awards. Shares of Common Stock that are withheld by the Company to satisfy tax withholding requirements upon the exercise of an option or stock appreciation right, the vesting of restricted stock or restricted stock units or the granting of unrestricted stock may not again become available for awards.

(c) Individual Limits. Except for the limits set forth in this Section 1.5(c) and in Section 2.2(e)(v), no provision of this Plan shall be deemed to limit the number or value of shares with respect to which the Administrator may make awards to any eligible person. Subject to adjustment as provided in Section 1.5(d), the total number of shares of Common Stock with respect to which awards may be granted (i) to any one employee or consultant of the Company or a Company subsidiary or Company joint venture during any one calendar year shall not exceed 150,000 shares and (ii) to any one non-employee director of the Company during any one calendar year shall not exceed 50,000 shares. Stock options and stock appreciation rights granted and subsequently canceled or deemed to be canceled in a calendar year count against this limit even after their cancellation.

(d) Adjustments to Existing Options Upon Certain Events.

(i) Corporate Events. Subject to any required action by the stockholders of the Company and to the further provisions of this Section 1.5(d), the following shall apply in the event of certain recapitalizations:

(A)	Shares Available for Grants. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number of such shares with respect to which the Administrator may grant awards under Article II hereof, as described in Section 1.5(a), and the individual annual limit under Article II hereof, described in Section 1.5(c), shall be appropriately adjusted by the Administrator. In the event of any change in the number of such shares outstanding by reason of any other event or transaction, the Administrator may, but need not, make such adjustments in the number and class of shares with respect to which awards may be granted under Article II hereof, as the Administrator may deem appropriate.

(B)	Outstanding Options and Stock Appreciation Rights – Increase or Decrease in Issued Shares Without Consideration. In the event of any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, subject to any required action by the stockholders of the Company, the Administrator shall proportionally adjust the number of shares of Common Stock subject to each outstanding option and stock appreciation right, the exercise price-per-share of each such option and stock appreciation right.

(C)	Restricted Stock. Unless the Administrator in its sole discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a grantee with respect to a share of restricted stock as a result of a corporate event will not vest until such share of restricted stock vests, and shall be promptly deposited with the Company or another custodian designated by the Company.

(D)	Restricted Stock Units. The Administrator shall adjust outstanding grants of shares of restricted stock units to reflect any corporate event as the Administrator may deem appropriate to prevent the enlargement or dilution of rights of grantees.

(ii) Outstanding Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units – Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each option, stock appreciation right, restricted stock, and restricted stock unit outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such option, stock appreciation right, restricted stock or restricted stock unit would have received in such merger or consolidation.

(iii) Outstanding Options, Stock Appreciation Rights and Restricted Stock Units – Certain Other Transactions. In the event of (1) a dissolution or liquidation of the Company or the Bank, (2) a sale of all or substantially all of the assets of the Company or the Bank, (3) the sale of more than 50% of the outstanding equity securities of the Company or the Bank, except in a bona fide public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (4) a merger or consolidation involving the Company or the Bank in which the Company or the Bank is not the surviving entity, (5) a merger, share exchange, consolidation or other reorganization or business combination of the Company or the Bank if immediately after such transaction either (A) persons who were members of the board of directors of the Company or the Bank, as applicable, immediately prior to such transaction do not constitute at least a majority of the board of directors of the surviving entity, or (B) the holders of the voting stock of the Company or the Bank immediately prior to such transaction have not received, pursuant to the terms of such transaction, a majority of the voting equity securities of the surviving entity, or (6) a merger or consolidation involving the Company or the Bank in which the Company or the Bank is the surviving entity but the holders of shares of Common Stock receive securities of another entity and/or other property, including cash, then, to the extent permitted by Section 409A of the Code, the holders of outstanding options, stock appreciation rights, restricted stock or restricted stock units shall thereafter have the right to receive, in exchange for such options, stock appreciation rights, restricted stock or restricted stock units outstanding immediately prior to such event (whether or not then exercisable) an option on, or stock appreciation right, restricted stock or restricted stock unit with respect to, as appropriate the property (including cash) which a holder of the number of shares of Common Stock subject to such option, stock appreciation right, restricted stock or restricted stock unit would have received and, incident thereto, make an equitable adjustment as determined by the Administrator in good faith in the exercise price of the option or stock appreciation right, and/or the number of shares or amount of property (including cash) subject to the option, restricted stock, stock appreciation right or restricted stock unit or, to the extent permitted by Section 409A of the Code, if appropriate, provide for a cash payment to the grantee to whom such option, stock appreciation right, restricted stock or restricted stock unit was granted in partial consideration for the exchange of the option, stock appreciation right, restricted stock or restricted stock unit.

(iv) Outstanding Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units – Other Changes. In the event of any other change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 1.5(d)(i), (ii) or (iii) hereof, the Administrator shall make such adjustments in the number and class of shares or other property subject to options, stock appreciation rights, restricted stock and restricted stock units outstanding on the date on which such change occurs and in the exercise price of each such option and stock appreciation right as the Administrator may in good faith consider appropriate to prevent dilution or enlargement of rights.

(v) No Other Rights. Except as expressly provided in the Plan, no grantee shall have any rights by reason of the payment of any dividend, any increase or decrease in the number of shares of Common Stock or any dissolution, liquidation, merger or consolidation of the Company or any other entity. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to any award or the exercise price of any option or stock appreciation right.

1.6 Definitions of Certain Terms

(a) The “Fair Market Value” of a share of Common Stock on any day shall be the closing price on any national stock exchange as reported for such day in The Wall Street Journal or, if no such price is reported for such day, the average of the high bid and low asked price of Common Stock as reported for such day. If no quotation is made for the applicable day, the Fair Market Value of a share of Common Stock on such day shall be determined in the manner set forth in the preceding sentence using quotations for the next preceding day for which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable day. Notwithstanding the foregoing, if no quotation is available on a national stock exchange, of if otherwise deemed reasonably necessary or appropriate by the Administrator, the Fair Market Value of a share of Common Stock on any day shall be determined by the Administrator based on an appraisal of the value of such Common Stock conducted by a nationally recognized appraisal firm. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

(b) Unless otherwise defined in an award certificate or employment agreement with a grantee, a grantee shall be deemed to have terminated employment upon (i) the date the grantee ceases to be employed by, or to provide consulting or advisory services for, the Company, any Company subsidiary or Company joint venture, or any entity (or any of its subsidiaries) which assumes the grantee’s award in a transaction to which section 424(a) of the Code applies; or (ii) the date the grantee ceases to be a director; provided, however, that in the case of a grantee (x) who is, at the time of reference, both an employee or consultant or advisor and a director, or (y) who ceases to be engaged as an employee, consultant, advisor or director and immediately is engaged in another of such relationships with the Company, any Company subsidiary or Company joint venture, the grantee shall be deemed to have a “termination of employment” upon the later of the dates determined pursuant to clauses (i) and (ii) of this Section 1.6(b). For purposes of clause (i) of this Section 1.6(b), a grantee who continues his or her employment, consulting or advisory relationship with: (A) a Company subsidiary subsequent to its sale by the

Company, or (B) a Company joint venture subsequent to the Company’s sale of its interests in such joint venture, shall have a termination of employment upon the date of such sale. The Administrator may in its discretion determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of any such leave of absence on awards theretofore made under the Plan.

(c) Unless otherwise defined in an award certificate or employment or consulting agreement with a grantee, the term “employment” shall be deemed to mean an employee’s employment with, or a consultant’s provision of services to, the Company, any Company subsidiary or any Company joint venture and each Board member’s service as a Board member.

(d) Unless otherwise defined in an award certificate, in connection with a termination of employment for “cause”:

(i)	The term “cause” shall mean:

(A)	to the extent that there is an employment, severance or other agreement governing the relationship between the grantee and the Company, a Company subsidiary or a Company joint venture, which agreement contains a definition of “cause,” cause shall consist of those acts or omissions that would constitute “cause” under such agreement; and

(B)	to the extent that there is no such agreement as provided for in subsection (d)(i)(A) above, the grantee’s termination of employment by the Company or an affiliate on account of any one or more of the following:

(a)	grantee’s willful and intentional failure or refusal, continuing after written notice that identifies the breach(es) complained of, to perform substantially his or her material duties, responsibilities and obligations (other than a failure resulting from grantee’s incapacity due to physical or mental illness or other reasons beyond the control of grantee);

(b)	any willful and intentional act or failure to act involving fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude (collectively, “Fraud”);

(c)	any unauthorized use or disclosure by the grantee of confidential information or trade secrets of the Company (or any affiliated entity);

(d)	any intentional wrongdoing by such person whether by omission or commission, which materially adversely affects the business or affairs of the Company (or any affiliated entity); and

(e)	conviction of (or a plea of nolo contendere to) an offense which is a felony in the jurisdiction involved or which is a misdemeanor in the jurisdiction involved but which involves Fraud.

(ii)	For purposes of determining whether cause exists:

(A)	to the extent that an agreement described in subsection (d)(i)(A) above provides a procedure for the determination of whether cause exists, such procedure shall apply with respect to a determination of whether a grantee’s employment is (or is deemed to have been) terminated for cause for purposes of the Plan; and

(B)	to the extent that there is no such agreement as provided for in Section 1.6(d)(i)(A) hereof or such agreement does not provide a procedure for the determination of whether cause exists:

(a)	the determination of whether a grantee’s employment is (or is deemed to have been) terminated for cause for purposes of the Plan or any award granted hereunder shall be made by the Administrator in its reasonable discretion;

(b)	any rights the Company may have hereunder in respect of the events giving rise to cause shall be in addition to the rights the Company may have under any other agreement with a grantee or at law or in equity;

(c)	if, subsequent to a grantee’s voluntary termination of employment or involuntary termination of employment without cause, it is discovered that the grantee’s employment could have been terminated for cause, the Administrator may deem such grantee’s employment to have been terminated for cause; and

(d)	a grantee’s termination of employment for cause shall be effective as of the date of the occurrence of the event giving rise to cause, regardless of when the determination of cause is made.

ARTICLE II

Awards Under the Plan

2.1 Certificates Evidencing Awards

Each award granted under the Plan (except an award of unrestricted stock) shall be evidenced by a written certificate (“award certificate”) which shall contain such provisions as the Administrator may in its sole discretion deem necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable award certificate.

2.2 Terms of Stock Options and Stock Appreciation Rights

(a) Stock Option Grants. The Administrator may grant incentive stock options and non-qualified stock options (collectively, “options”) to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Administrator shall determine in its sole discretion, subject to the provisions of the Plan. The Administrator may not grant incentive stock options to non-employees. If the award certificate does not specify that an option is an incentive stock option, such option shall be a non-qualified stock option.

(b) Stock Appreciation Right Grants; Types of Stock Appreciation Rights. The Administrator may grant stock appreciation rights to such key persons, in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Administrator shall determine in its sole discretion, subject to the provisions of the Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with an option may be granted at or after the time of grant of such option.

(c) Nature of Stock Appreciation Rights. The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable award certificate, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over an amount (the “stock appreciation right exercise price”) determined by the Administrator, which may not be less than the Fair Market Value of a share of Common Stock on the date of grant (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised. Unless the applicable award certificate otherwise provides, upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, all as the Administrator shall determine at the time the stock appreciation right is exercised. Unless the applicable award certificate otherwise provides, upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised.

(d) Option Exercise Price. Each award certificate with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Administrator in its sole discretion; provided, however, that the option exercise price per share shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted and in no event less than the par value of a share of Common Stock.

(e) Exercise Period. Each award certificate with respect to an option or stock appreciation right shall set forth the periods during which the award evidenced thereby shall be vested and exercisable, whether in whole or in part. An option and stock appreciation right may become exercisable on the date it is vested or at a later date. Such periods shall be determined by the Administrator in its sole discretion, subject to the following:

(i) Ten-Year Limit. No option or stock appreciation right shall be exercisable more than 10 years after the date of grant.

(ii) End of Exercise Period. Unless the applicable award certificate otherwise provides, once an installment becomes exercisable, it shall remain exercisable until the earlier of (A) the tenth anniversary of the date of grant of the award or (B) the expiration, cancellation or termination of the award.

(iii) Timing and Extent of Exercise. Unless the applicable award certificate otherwise provides, (i) an option and stock appreciation right may be exercised from time to time as to all or part of the shares as to which such option or stock appreciation right is then exercisable and (ii) a stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised.

(iv) Incentive Stock Option Limitation: Exercisability. To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the shares with respect to which incentive stock options are first exercisable by any employee during any calendar year shall exceed $100,000, or such higher amount as may be permitted from time to time under section 422 of the Code, such options shall be treated as non-qualified stock options.

(v) Incentive Stock Option Limitation: 10% Owners. Notwithstanding Sections 2.2(d) and 2.2(e)(i), an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns shares possessing more than 10% of the total combined voting power of all classes of shares unless (i) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (ii) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.

(vi) Termination of Employment — Generally. Except as otherwise provided below or in the applicable award certificate, a grantee whose employment terminates may exercise any outstanding option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the option or stock appreciation right was vested on the termination of employment date; and (ii) exercise must occur within three months after termination of employment but in no event after the original expiration date of the award.

(vii) Termination for Cause. Except as otherwise provided in the applicable award certificate, if a grantee’s employment is terminated for cause, all options and stock appreciation rights not theretofore exercised shall terminate upon the commencement of business on the date of the grantee’s termination of employment.

(viii) Disability. Except as otherwise provided in the applicable award certificate, if a grantee’s employment is terminated by reason of a disability (as defined below), then any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions: (A) exercise may be made only to the extent that the option or stock appreciation right was vested on the termination of employment date; and (B) exercise must occur by the earlier of (I) the first anniversary of the grantee’s termination of employment, or (II) the original expiration date of the award. Except as otherwise provided in the applicable award certificate, for this purpose “disability” shall mean any physical or mental condition that would qualify a grantee for a disability benefit under the long-term disability plan maintained by the Company or, if there is no such long-term disability plan, a physical or mental condition that prevents the grantee from performing the essential functions of the grantee’s position (with or without reasonable accommodation) for a period of three consecutive months. Except as otherwise provided in the applicable award certificate, the existence of a disability shall be determined by the Administrator in its reasonable judgment.

(ix) Death.

(A)	Termination of Employment as a Result of Grantee’s Death. Except as otherwise provided in the applicable award certificate, if a grantee’s employment terminates as the result of death, then any outstanding option and stock appreciation right shall be exercisable on the following terms and conditions: (I) exercise may be made only to the extent that the option or stock appreciation right was vested on the date of death; and (II) exercise must occur by the earlier of (1) the first anniversary of the grantee’s date of death, or (2) the original expiration date of the award.

(B)	Death Subsequent to a Termination of Employment. Except as otherwise provided in the applicable award certificate, if a grantee dies subsequent to terminating employment but prior to the expiration of the exercise period with respect to an option or a stock appreciation right, then the option or stock appreciation right, to the extent vested on the date of death, shall remain exercisable until the earlier to occur of (I) the first anniversary of the grantee’s date of death or (II) the original expiration date of the option or stock appreciation right.

(C)	Restrictions on Exercise Following Death. Any such exercise of an option or stock appreciation right following a grantee’s death shall be made only by the grantee’s executor or administrator or other duly appointed representative reasonably acceptable to the Administrator, unless the grantee’s will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable award certificate which would have applied to the grantee.

(x) Special Rules for Incentive Stock Options. An option may not be treated as an incentive stock option to the extent that it remains exercisable for more than three months following a grantee’s termination of employment for any reason other than death (including death within three months after the termination of employment or within one year after a termination due to disability) or disability, or for more than one year following a grantee’s termination of employment as the result of disability.

(xi) Mandatory Exercise or Forfeiture. To the extent required by the Office of the Comptroller of the Currency (the “OCC”) or such other governmental office or agency as shall be the Company’s primary federal regulator, in the event that the Company’s capital is less than the minimum requirements specified from time to time by the OCC (or such other regulator), the Administrator shall inform grantees that all outstanding options shall expire as of a specified date, unless exercised before such date.

2.3 Exercise of Options and Stock Appreciation Rights

Subject to the other provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:

(a) Notice of Exercise. An option or stock appreciation right shall be exercised by the filing of a written notice with the Company or the Company’s designated exchange agent (the “exchange agent”), on such form and in such manner as the Administrator shall prescribe.

(b) Payment of Exercise Price. Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for the full option exercise price; (ii) to the extent applicable, via a brokered cashless exercise; (iii) by any other methods approved by the Administrator and permitted by applicable law, including, but not limited to, retention of shares of Common Stock otherwise to be delivered upon exercise of the option; or (iv) any combination of the foregoing.

(c) Issuance of Shares Upon Exercise. Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right, the Company or its exchange agent shall, subject to the provisions of Section 3.2, establish, in the name of the grantee or to such other person as may then have the right to exercise the award, an account evidencing in uncertificated form ownership of the shares of Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, a grantee may direct the Company, or its exchange agent, as the case may be, to establish such account in the name of the grantee’s stockbroker.

(d) No Rights as a Stockholder. No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until such person is recorded as the owner of such shares. Except as otherwise provided in Section 1.5(d), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date of such recording.

(e) No Repricing; No Exchange. Except as otherwise permitted by Section 1.5(d), the Administrator shall not, without the approval of the Company’s stockholders, (a) lower the option exercise price of an option or the stock appreciation right exercise price of an stock appreciation right after such an award is awarded, (b) cancel an option when the option exercise price exceeds the Fair Market Value of a share of Common Stock or a stock appreciation right when the stock appreciation right exercise price exceeds Fair Market Value, in either case, in exchange for cash or another award (other than in connection with a corporate event described in Section 1.5(d)), or (c) take any other action with respect to an option or a stock appreciation right that would be treated as a “repricing” under the rules and regulations of the New York Stock Exchange.

(f) Double Trigger Acceleration of an Option or Stock Appreciation Right. Except as otherwise provided in the applicable award certificate, if a grantee’s employment is terminated by the Company or the Bank without cause within 12 months after the consummation of a Change in Control (as defined below), 100% of the unvested portion of the grantee’s outstanding option or stock appreciation right shall immediately vest upon such termination; provided, that if the option or stock appreciation right is subject to the achievement of performance criteria, the option or stock appreciation right will vest only to the extent the performance criteria are met at the time of such termination. “Change in Control” shall mean any of the following: (i) a dissolution or liquidation of the Company or the Bank; (ii) a sale of all or substantially all of the assets of the Company or the Bank; (iii) the sale of more than 50% of the outstanding equity securities of the Company or the Bank, except in a bona fide public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended; (iv) a merger or consolidation involving the Company or the Bank in which the Company or the Bank is not the surviving entity; (v) a merger, share exchange, consolidation or other reorganization or business combination of the Company or the Bank if immediately after such transaction either (A) persons who were members of the board of directors of the Company or the Bank, as applicable, immediately prior to such transaction do not constitute at least a majority of the board of directors of the surviving entity, or (B) the holders of the voting stock of the Company or the Bank immediately prior to such transaction have not received, pursuant to the terms of such transaction, a majority of the voting equity securities of the surviving entity; or (vi) a merger or consolidation involving the Company or the Bank in which the Company or the Bank is the surviving entity but the holders of shares of Common Stock receive securities of another entity and/or other property, including cash.

2.4 Transferability of Options and Stock Appreciation Rights

Except as otherwise provided in an applicable award certificate evidencing an option or stock appreciation right, during the lifetime of a grantee, each option or stock appreciation right granted to a grantee shall be exercisable only by the grantee and no option or stock appreciation right shall be assignable or transferable otherwise than by will or by the laws of descent and distribution or as a result of disability of the grantee. The Administrator may, in any applicable award certificate evidencing an option (other than an incentive stock option to the extent inconsistent with the requirements of Section 422 of the Code applicable to incentive stock options) or stock appreciation right, permit a grantee to transfer all or some of the options or stock appreciation right (a) at any time, to (1) a trust or trusts for the exclusive benefit of the grantee or (2) a revocable trust or trusts for the benefit of the grantee’s spouse, children or grandchildren (“immediate family members”) and (b) to (1) the grantee’s immediate family members or (2) a trust or trusts for the exclusive benefit of such immediate family members. Following any such transfer, any transferred options or stock appreciation rights shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

2.5 Grant of Restricted Stock

(a) Restricted Stock Grants. The Administrator may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such vesting and forfeiture provisions and other terms and conditions, as the Administrator shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Administrator shall specify by accepting delivery of an award certificate in such form as the Administrator shall determine and, in the event the restricted shares are newly issued by the Company, makes payment to the Company or its exchange agent by certified or official bank check (or the equivalent thereof acceptable to the Company) in an amount at least equal to the par value of the shares covered by the award.

(b) Issuance of Shares. Promptly after a grantee accepts a restricted stock award, the Company or its exchange agent shall establish an account evidencing in uncertificated form ownership of the shares of Common Stock covered by the award. Upon the establishment of such account, the grantee shall have the rights of a stockholder with respect to the restricted stock, subject to: (i) the restrictions on transferability and forfeiture provision described in paragraphs (c) and (d) of this Section 2.5; (ii) unless the applicable award certificate otherwise provides, a requirement that any dividends paid on such shares shall be held in escrow until all restrictions on such shares have lapsed; and (iii) any other restrictions and conditions contained in the applicable award certificate.

(c) Vesting/Nontransferability. Until they vest, shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in the Plan or the applicable award certificate. The Administrator at the time of grant shall specify the date or dates (which may depend upon or be related to a period of continued employment with the Company, the achievement of performance goals or other conditions or a combination of such conditions) on which the restrictions on transferability of the restricted stock shall lapse.

(d) Consequence of Termination of Employment. Except as otherwise provided in the applicable award certificate or as may otherwise be provided by the Administrator at any time prior to a grantee’s termination of employment, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all shares of restricted stock that have not yet vested as of the date of such termination of employment. All dividends paid on such shares also shall be forfeited, unless the Administrator determines otherwise in its reasonable discretion.

(e) Right to Vote and Receive Dividends on Restricted Stock. During the period restricted stock is unvested (i.e., subject to forfeiture), the grantee of such restricted stock will be the beneficial and record owner of such restricted stock and will have full voting rights with respect thereto. All ordinary cash dividends paid in respect of any share of restricted stock during the period the restricted stock is unvested will be retained by the Company for the account of the grantee. Such dividends will revert back to the Company if for any reason the restricted stock upon which such dividends were paid reverts back to the Company. Upon the vesting of the restricted stock, all such dividends paid in respect of such restricted stock and retained by the Company will be paid to the grantee. Additional shares of Common Stock or other property distributed to the grantee in respect of restricted stock, as dividends or otherwise, will be subject to the same restrictions applicable to such restricted stock. Notwithstanding anything herein or in an applicable award certificate to the contrary, dividends on restricted stock awards that vest based on the achievement of performance criteria will only be paid at the time and only to the extent that the underlying restricted stock is earned.

(f) Double Trigger Acceleration of Restricted Stock. Except as otherwise provided in the applicable award certificate, if a grantee’s employment is terminated by the Company or the Bank without cause within 12 months after the consummation of a Change in Control, 100% of the grantee’s outstanding Restricted Stock shall immediately vest upon such termination; provided, that if the Restricted Stock is subject to the achievement of performance criteria, the Restricted Stock will vest only to the extent the performance criteria are met at the time of such termination.

2.6 Grant of Restricted Stock Units

(a) Restricted Stock Unit Grants. The Administrator may grant awards of restricted stock units to such key persons, in such amounts, and subject to such vesting and forfeiture provisions and other terms and conditions, as the Administrator shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other award under the Plan. A grantee of a restricted stock unit award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Administrator shall specify by accepting delivery of an award certificate in such form as the Administrator shall determine. A grant of a restricted stock unit entitles the grantee to receive a share of Common Stock or, in the sole discretion of the Administrator, the value of a share of Common Stock, on the date that such restricted stock unit vests.

(b) Vesting/Nontransferability. Until they vest, restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in the Plan or the applicable award certificate. The Administrator at the time of grant shall specify the date or dates (which may depend upon or be related to a period of continued employment with the Company, the achievement of performance goals or other conditions or a combination of such conditions) on which the restricted stock units shall vest.

(c) Consequence of Termination of Employment. Except as otherwise provided in the applicable award certificate or as may otherwise be provided by the Administrator at any time prior to a grantee’s termination of employment, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all restricted stock units that have not yet vested as of the date of such termination of employment.

(d) Stockholder Rights. The grantee of a restricted stock unit will have the rights of a stockholder only as to shares for which an account has been established evidencing the grantee’s ownership of such shares and not with respect to any other shares subject to the award.

(e) Right to Receive Dividend Equivalents on Restricted Stock Units. If dividend equivalents are provided for in the applicable award certificate, during the period prior to the vesting of a restricted stock unit, all ordinary cash dividends that would have been paid upon any share of Common Stock underlying the restricted stock unit had such share of Common Stock been issued will be paid to the grantee only at the time and to the extent such restricted stock unit vests. Notwithstanding anything herein or in an award certificate to the contrary, dividend equivalents on a restricted stock unit that vests based on the achievement of performance goals shall only be paid at the time and only to the extent that the performance criteria are met and the restricted stock unit vests.

(f) Double Trigger Acceleration of Restricted Stock Units. Except as otherwise provided in the applicable award certificate, if a grantee’s employment is terminated by the Company or the Bank without cause within 12 months after the consummation of a Change in Control, 100% of the grantee’s outstanding Restricted Stock Units shall immediately vest upon such termination; provided, that if the Restricted Stock Units are subject to the achievement of performance criteria, the Restricted Stock Units will vest only to the extent the performance criteria are met at the time of such termination.

2.7 Grant of Unrestricted Stock

The Administrator may grant (or sell at a purchase price at least equal to par value) shares of Common Stock free of restrictions under the Plan, to such key persons, in such amounts, and subject to such forfeiture provisions and other terms and conditions, as the Administrator shall determine in its sole discretion, subject to the provisions of the Plan.

2.8 Right of Recapture; Offset

(a) Incorrect Determination of Achievement of Performance Goal. If at any time after the date on which a grantee has been granted or become vested in an award pursuant to the achievement of performance goals under this Article II or Section 3.7, the Administrator determines that the earlier determination as to the achievement of the performance goals was based on incorrect data, amounts awarded may be recalculated and adjusted to reflect the corrected data. If the subsequent determination is that the performance goals had not been achieved or had been achieved to a lesser extent than originally determined, then (i) any award or portion of an award granted based on such incorrect determination shall be forfeited, (ii) any award or portion of an award that became vested based on such incorrect determination shall be deemed to be not vested, and (iii) any amounts paid to the grantee based on such incorrect determination shall be paid by the grantee to the Company upon notice from the Company. If the subsequent determination is that the performance goals were achieved to a greater extent than originally determined, the Administrator may appropriately grant or vest any awards.

(b) Clawback. Any award under the Plan which is subject to recovery under any law, government regulation, stock exchange listing requirement or Company policy adopted from time to time will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or Company policy.

ARTICLE III

Miscellaneous

3.1 Amendment of the Plan; Modification of Awards

(a) Amendment of the Plan. The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Administrator that in any way alters or affects the tax treatment of any award or that in the sole discretion of the Board is necessary to prevent an award from being subject to tax under Section 409A of the Code shall not be considered to materially impair any rights of any grantee. The Board, in its sole discretion, shall determine whether to submit any amendment of the Plan to the Company’s stockholders for approval.

(b) Modification of Awards. The Administrator in its sole discretion may amend any outstanding award certificate, including, without limitation, by amendment which would: (i) accelerate the time or times at which the award becomes unrestricted or vested or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the award certificate; or (iii) waive or amend any applicable provision of the Plan or award certificate with respect to the termination of the award upon termination of employment. However, any such cancellation or amendment (other than an amendment pursuant to Section 1.5(d) hereof) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award). No amendment may change the exercise price of an option or stock appreciation right except in connection with a reorganization, recapitalization or similar event.

3.2 Consent Requirement

(a) No Plan Action Without Required Consent. If the Administrator shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or exercise of other rights hereunder, or the taking of any other action hereunder (each such action being hereinafter referred to as a “Plan action”), then such Plan action shall not be taken or permitted, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Administrator.

(b) Consent Defined. The term “consent” as used herein with respect to any Plan action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation; (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Administrator shall in its sole discretion deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan action by any governmental or other regulatory bodies.

3.3 Nonassignability

Except as otherwise provided herein: (a) no award or right granted to any person under the Plan or under any award certificate shall be assignable or transferable other than by will or by the laws of descent and distribution; and (b) all rights granted under the Plan or any award certificate shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.

3.4 Notification of Election Under Section 83(b) of the Code

If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

3.5 Withholding Taxes

The Company shall be entitled to require as a condition of exercise of an option or stock appreciation right, the vesting of restricted stock and restricted stock units and the granting of unrestricted stock, that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the Administrator, which the Administrator shall have sole discretion whether or not to give, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to the entire or any portion of the shares to be acquired pursuant to an award.

3.6 Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

An individual who receives an incentive stock option shall be required to notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

3.7 Limitations Imposed by Section 162(m)

Qualified Performance-Based Compensation. At such time as the Company becomes subject to Section 162(m) of the Code, to the extent the Administrator determines it is desirable to grant an award to an individual it anticipates might be a “162(m) covered employee” (as defined below), with respect to which award the compensation realized by the grantee will or may not otherwise be deductible by operation of Section 162(m) of the Code, the Administrator may, as part of its effort to have such an award treated as “qualified performance-based compensation” within the meaning of Code Section 162(m), make the granting and/or vesting of the award subject to the attainment of one or more pre-established objective performance goals during a performance period, as set forth below.

(i) Covered Employees. An individual is a “162(m) covered employee” if he or she is a “covered employee” within the meaning of Section 162(m)(3) of the Code.

(ii) Performance Goals. Prior to the ninety-first (91st) day of the applicable performance period or during such other period as may be permitted under Section 162(m) of the Code (assuming the applicability of such Section 162(m)), the Administrator shall establish one or more objective performance goals with respect to such performance period. Such performance goals shall be expressed in terms of one or more of the following criteria: (a) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Administrator deems appropriate and, if the Administrator so determines, net of or including dividends); (b) gross or net sales revenues; (c) cash flow(s) (including either operating or net cash flows); (d) financial return and capital ratios; (e) total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (f) value of assets, level of capital, return or net return on assets, net assets or capital (including invested capital and economic capital); (g) adjusted pre-tax margin; (h) margins, profits and expense levels; (i) dividends; (j) market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas; (k) reduction of losses, loss ratios or expense ratios; (l) reduction in fixed costs; (m) operating cost management; (n) cost of capital; (o) debt reduction; (p) productivity improvements; (q) risk adjusted metrics, including return on risk-adjusted assets or (r) customer satisfaction based on specified objective goals or a Company-sponsored customer survey. Each such performance goal may (1) be expressed with respect to the Company as a whole or with respect to one or more divisions or business units, (2) be expressed on a pre-tax or after-tax basis, (3) be expressed on an absolute, relative and/or incremental basis, (4) be expressed as a percentage of gross or net revenue, pre-tax or post-tax earnings (in each case as adjusted in the manner the Administrator deems appropriate), (5) employ comparisons with past performance of the Company (including one or more divisions) and/or (6) employ comparisons with the current budget, forecasts or market expectations, and/or (7) employ comparisons with the past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders’ equity and shares outstanding.

To the extent applicable, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and, if and when the Company becomes subject to the periodic reporting requirements of the 1934 Act, in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10- Q, without regard to any of the following, unless otherwise determined by the Administrator consistent with the requirements of Section 162(m)(4)(C) and the regulations thereunder:

(A) all items of gain, loss or expense for a fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company or the financial statements of the Company;

(B) all items of gain, loss or expense for a fiscal year that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by Company during the fiscal year; and

(C) all items of gain, loss or expense for a fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations.

To the extent any objective performance goals are expressed using any earnings or revenue-based measures that require deviations from GAAP, such deviations shall be at the sole discretion of the Administrator and established at the time the applicable performance goals are established.

(iii) Performance Period. The Administrator in its sole discretion shall determine the length of each performance period.

3.8 Right of Discharge Reserved

Nothing in the Plan or in any award certificate shall confer upon any grantee the right to continue employment with the Company or affect any right which the Company may have to terminate such employment.

3.9 Nature of Payments

(a) Consideration for Services Performed. Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company (including its subsidiaries and joint venture entities) by the grantee.

(b) Not Taken into Account for Benefits. All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically otherwise provides.

3.10 Non-Uniform Determinations

The Administrator’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, awards under the Plan (whether or not such persons are similarly situated) and among awards to the same person. Without limiting the generality of the foregoing, the Administrator shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective award certificates, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, (c) the treatment of leaves of absence pursuant to Section 1.6(b) hereof and (d) the treatment of awards under Section 1.5(d).

3.11 Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12 Headings

Any section, subsection, paragraph or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents, meaning or interpretation of any thereof.

3.13 Effective Date and Term of Plan

(a) Adoption. The Plan was adopted by the Board of Directors of the Company on February 23, 2016.

(b) Termination of Plan. Unless sooner terminated by the Board or pursuant to paragraph (a) above, the Plan shall expire on the tenth anniversary of the date adopted or, if sooner, when all of the shares of Common Stock authorized for issuance under the Plan have been issued. All awards made under the Plan prior to the termination of the Plan under this Section 3.13(b) shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable award certificates.

3.14 Restriction on Issuance of Stock Pursuant to Awards

The Company shall not permit any shares of Common Stock to be issued pursuant to awards granted under the Plan unless such shares of Common Stock are fully paid and non-assessable, within the meaning of Section 152 of the Delaware General Corporation Law, except as otherwise permitted by Section 153(c) of the Delaware General Corporation Law.

3.15 Section 409A of the Code; Taxes Generally

The Plan, as well as payments and benefits under the Plan, are intended to be exempt from, or to the extent subject thereto, to comply with, Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the grantee shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the grantee under the Plan or any award thereunder until the grantee would be considered to have incurred a “separation from service” from the Company and its affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax, penalty and interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The grantee shall be solely responsible for the payment of any taxes, penalties and interest incurred under Section 409A or any other provision of the Code. Without limiting the foregoing, the Company makes no representation as to the tax treatment of a grantee with respect to the receipt, vesting, exercise or settlement of an award granted under the Plan.

3.16 Governing Law

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

3.17 Use of Personal Data

By accepting an award, the grantee shall have acknowledged that the Company may use the grantee’s personal data for purposes of (i) determining the grantee’s compensation, (ii) payroll activities, including, but not limited to, tax withholding and regulatory reporting, (iii) registration of shares, and (iv) other lawful purposes related to the grantee’s employment and the award, and the Company may provide such data to third party vendors with whom it has contracted to provide services with respect to such matters. The grantee may terminate this authorization at any time except with respect to tax and regulatory reporting. In the event the grantee so terminates this authorization, the grantee’s award may be subject to cancellation without consideration.

3.18 Unfunded Status of Participant Rights.

A grantee’s rights with respect to an award represent an unfunded deferred compensation obligation of the Company for purposes of the Employee Retirement Income Security Act of 1974, as amended, and for federal income tax purposes and, with respect thereto, the grantee shall have no rights greater than those of an unsecured general creditor of the Company.

3.19 Successors and Assigns.

The terms of the Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 pm, Eastern Daylight Savings Time, on May 15, 2016.
Vote by Internet
• Go to www.envisionreports.com/FCB
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 3, and Every Year on
Proposal 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Alan S. Bernikow	☐	☐	02 - Thomas E. Constance	☐	☐	03 - William L. Mack	☐	☐
04 - Frederic Salerno	☐	☐

			For	Against	Abstain			For	Against	Abstain
2.	Proposal to ratify independent registered public accounting firm for 2016.		☐	☐	☐	3.	Proposal to approve FCB Financial Holdings, Inc. 2016 Stock Incentive Plan.	☐	☐	☐

		Every Year	Every Two Years	Every Three Years	Abstain
4.	Non-binding advisory vote on the frequency of future advisory votes approving executive compensation.	☐	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

02BYRB

2016 Annual Meeting Admission Ticket

2016 Annual Meeting of

FCB Financial Holdings, Inc. Shareholders

Wednesday, May 16, 2016, 9:30 am Local Time

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas, New York, New York 10036

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — FCB Financial Holdings, Inc.

Notice of 2016 Annual Meeting of Shareholders

1177 Avenue of the Americas, New York, New York 10036

Proxy Solicited by Board of Directors for Annual Meeting — May 16, 2016

Kent S. Ellert and Stuart I. Oran, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of FCB Financial Holdings, Inc. to be held on May 16, 2016 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2 and 3, and Every Year on Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Vote by Internet
• Go to www.envisionreports.com/FCB
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

FCB Financial Holdings Inc. Annual Meeting to be Held on May 16, 2016

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/FCB to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before 10 days before the meeting to facilitate timely delivery.

02BYTA

The Annual Meeting of Stockholders of FCB Financial Holdings, Inc. will be held on May 16, 2016 at the offices of Kramer, Levin Naftalis & Frankel LLP at 1177 Avenue of the Americas, New York, New York 10036, beginning at 9:30 a.m. Eastern Daylight Savings Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.	Election of Alan S. Bernikow, Thomas E. Constance, William L. Mack and Frederic Salerno to serve as Class II Directors.
2.	Ratify selection of Grant Thornton LLP as independent registered public accounting firm for the year ending December 31, 2016.
3.	Approval of the FCB Financial Holdings, Inc. 2016 Stock Incentive Plan.

The Board of Directors recommends that you vote to have future advisory votes on executive compensation each year.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
→

Internet – Go to www.envisionreports.com/FCB. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→

Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send email to investorvote@computershare.com with “Proxy Materials FCB Financial Holdings, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by 10 days before the meeting.
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